Exhibit 4.15


                                                               EXECUTION VERSION

                                 US$700,000,000

                              FACILITIES AGREEMENT

                               dated 27 June 2005

                                       for

                            NEW SUNWARD HOLDING B.V.

                                   as Borrower

                       CEMEX, S.A. DE C.V., CEMEX MEXICO,

                                S.A. DE C.V. and

                    EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                  as Guarantors

                                   arranged by

                      BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

                                   BNP PARIBAS

                                       and

                         CITIGROUP GLOBAL MARKETS, INC.

                                      with

                                 CITIBANK, N.A.

                                 acting as Agent
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                     TERM AND REVOLVING FACILITIES AGREEMENT
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

                                    CONTENTS
Clause                                                                      Page

1.     Definitions And Interpretation..........................................4
2.     The Facilities.........................................................27
3.     Purpose................................................................27
4.     Conditions Of Utilisation..............................................27
5.     Utilisation............................................................30
6.     Optional Currencies....................................................31
7.     Repayment..............................................................32
8.     Prepayment And Cancellation............................................32
9.     Interest...............................................................35
10.    Interest Periods.......................................................36
11.    Changes To The Calculation Of Interest.................................37
12.    Fees...................................................................38
13.    Tax Gross Up  And Indemnities..........................................39
14.    Increased Costs........................................................41
15.    Other Indemnities......................................................42
16.    Mitigation By The Lenders..............................................43
17.    Costs And Expenses.....................................................44
18.    Guarantee And Indemnity................................................45
19.    Representations........................................................48
20.    Information Undertakings...............................................55
21.    General Undertakings...................................................59
22.    Events Of Default......................................................67
23.    Changes To The Lenders.................................................71
24.    Changes To The Obligors................................................75
25.    Role Of The Agent And The Arranger.....................................77
26.    Conduct Of Business By The Finance Parties.............................82
27.    Sharing Among The Finance Parties......................................82
28.    Payment Mechanics......................................................85
29.    Set-Off................................................................87
30.    Notices................................................................87
31.    Calculations And Certificates..........................................91
32.    Partial Invalidity.....................................................91
33.    Remedies And Waivers...................................................91
34.    Amendments And Waivers.................................................92
35.    Counterparts...........................................................92
36.    Governing Law..........................................................93
37.    Enforcement............................................................93
38.    Waiver Of Sovereign Immunity...........................................93

SCHEDULE 1 THE ORIGINAL PARTIES...............................................95
       Part I     The Original Obligors.......................................95
       Part II    The Original Lenders........................................97

SCHEDULE 2 CONDITIONS PRECEDENT...............................................98
       Part I     Conditions Precedent To Initial Utilisation.................98
       Part II    Conditions Precedent Required To Be Delivered By An
                  Additional Guarantor.......................................100

SCHEDULE 3 REQUESTS  102
       Part I Utilisation Request............................................102
       Part II Selection Notice..............................................104

SCHEDULE 4 MANDATORY COST FORMULAE...........................................105

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE......................................108

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE....................................110

SCHEDULE 7 FORM OF LMA CONFIDENTIALITY UNDERTAKING...........................111

SCHEDULE 8 TIMETABLE 117

SCHEDULE 9 FORM OF ACCESSION LETTER..........................................118

SCHEDULE 10 PERMITTED LIENS..................................................119

SCHEDULE 11 LITIGATION.......................................................122

SCHEDULE 12 MATERIAL SUBSIDIARIES............................................130

SCHEDULE 13 PROMISSORY NOTES.................................................131
       PART I     FORM OF FACILITY A NOTE....................................131
       PART II    FORM OF FACILITY B NOTE....................................135

THIS TERM AND REVOLVING FACILITIES AGREEMENT is dated 27 June 2005 and made between:

(1)      NEW SUNWARD HOLDING B.V. (the "Borrower");

(2) THE COMPANIES listed in Part IB of Schedule 1 (The Original Obligors) as original guarantors (the " Original Guarantors");

(3) BANCO BILBAO VIZCAYA ARGENTARIA, S.A., BNP PARIBAS AND CITIGROUP GLOBAL MARKETS, INC. as mandated lead arrangers and joint bookrunners (whether acting individually or together the "Arranger");

(4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Lenders) as lenders (the "Original Lenders"); and

(5) CITIBANK, N.A., acting through its Delaware Branch, as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions
         In this Agreement:

         "Accession Letter" means a document substantially in the form set out in Schedule 9 (Form of Accession Letter).

         "Acquired Subsidiary" means any Subsidiary acquired by any Obligor or by any Subsidiary of any Obligor after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

         "Acquiring Subsidiary" means any Subsidiary formed by any Obligor or by a Subsidiary of any Obligor solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

         "Acquisition" means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, any Obligor or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

         "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

         "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

         "Adjusted Consolidated Net Tangible Assets" means, with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortisation and other valuation reserves), including any write-ups or restatements required under Applicable GAAP (other than with respect to items referred to in clause (b) below), minus (a) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (b) all goodwill, trade names, trademarks, licenses, concessions, patents, un-amortised debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Applicable GAAP.

         "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "Agency Fee Letter" means the dated 25 May 2005 between Citigroup Global Markets, Inc., the Agent, the Borrower and Cemex Parent setting out certain of the fees referred to in Clause 12.2 (Agency fee).

         "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market as of 11:00 a.m. London time on a particular day.

         "Applicable GAAP" means, with respect to any Person, Mexican GAAP or other generally accepted accounting principles required to be applied to such Person in the jurisdiction of its incorporation or organisation and used in preparing such Person's financial statements.

         "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

         "Authorised Signatory" means, in relation to any Obligor, any person who is duly authorised and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act.

         "Availability Period" means the period from and including the date of this Agreement to and including:

         (a) in respect of Facility A, the date falling 10 Business Days after the date of this Agreement; and

         (b) in respect of Facility B, the day which falls one month before the Termination Date relating to Facility B.

         "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

         (a) the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

         (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility B only, any participation in Facility B Loans which are due to be repaid or prepaid on or before the proposed Utilisation Date.

         "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

         "Base Currency" means US dollars.

         "Base Currency Amount" means in relation to a Utilisation, the amount specified in the Utilisation Request delivered by the Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date) as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation.

         "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Break Costs" means the amount (if any) by which:

         (a) the interest (excluding the applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the day of receipt or recovery if a Business Day and if received or recovered before 2 pm London time (or, if not, on the Business Day following receipt or recovery) and ending on the last day of the current Interest Period.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam and New York, and:

         (a) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) London and the principal financial centre of the country of that currency; or

         (b) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

         "Capital Lease" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Applicable GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalised amount thereof at such time determined in accordance with Applicable GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cemex Parent" means CEMEX, S.A. de C.V., a company (sociedad anonima de capital variable) incorporated in Mexico.

         "Cemex Spain" means Cemex Espana, S.A., a company (sociedad anonima) incorporated under the laws of Spain, No. Hoja-Registro Mercantil,
         Madrid: M -156542, NIF A46/004214.

         "Commitment" means a Facility A Commitment and/or Facility B
         Commitment.

         "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

         "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 7 (Form of LMA Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

         "Consolidated Fixed Charge Coverage Ratio" means, for any Relevant Period, the ratio of (a) EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for any Relevant Period, and (b) to the extent not included in (a) above, payments during such periods in respect of the financing costs of financial derivatives in the form of equity swaps.

         "Consolidated Interest Expense" means, for any period, the total gross interest expense of Cemex Parent and its consolidated Subsidiaries allocable to such period in accordance with Mexican GAAP.

         "Consolidated Leverage Ratio" means, at any time during any fiscal quarter, the ratio of (a) Consolidated Net Debt at such time to (b) EBITDA for the Relevant Period immediately preceding such fiscal quarter, which shall be calculated based on the most recently available consolidated financial statements of Cemex Parent and its Subsidiaries at such date.

         "Consolidated Net Debt" means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of Cemex Parent and its Subsidiaries at such date, plus (b) to the extent not included in Debt, the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date (save to the extent cash collateralised), minus (c) all Temporary Investments of Cemex Parent and its Subsidiaries at such date.

         "Contractual Obligation" as to any Person, any provision of any security issued or guaranteed by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it or any of its property is bound.

         "CTW" means Cemex Trademarks Ltd., a commercial company organised and existing under the laws of Switzerland.

         "Debt" means, as to any Person at any time, without duplication:

         (a)      all obligations of such Person for borrowed money;

         (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

         (d)      all obligations of such Person as lessee under Capital Leases;

         (e) all Debt of others secured by a Lien on any asset or property of such Person, up to the value of such asset, as recorded in such Person's most recent balance sheet;

         (f) all obligations of such Person with respect to product invoices incurred in connection with export financing; and

         (g) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person;

         For the avoidance of doubt, this definition of Debt does not include Derivatives. With respect to the Cemex Parent and its Subsidiaries, the aggregate amount of Debt outstanding shall be adjusted by the Value of Debt Currency Derivatives solely for the purposes of calculating the Consolidated Leverage Ratio. If the Value of Debt Currency Derivatives is a positive mark-to-market valuation for Cemex Parent and its Subsidiaries, then Debt shall decrease accordingly, and if the Value of Debt Currency Derivatives is a negative mark-to-market valuation for Cemex Parent and its subsidiaries, then Debt shall increase by the absolute value thereof.

         "Debt Currency Derivatives" means derivatives of the Cemex Parent and its Subsidiaries related to currency entered into for the purposes of hedging exposures under outstanding Debt of the Cemex Parent and its Subsidiaries, including, but not limited to, cross-currency swaps and currency forwards.

         "Default" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

         "Derivatives" means any type of derivative obligations, including, without limitation, equity forwards, capital hedges, cross-currency swaps, currency forwards, interest rate swaps and swaptions.

         "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dutch Banking Act" means the Dutch Act of the Supervision of Credit System of 1992 (Wet toezicht kredietwezen 1992), as amended or re-enacted from time to time.

         "Dutch Central Bank" means the central bank of The Netherlands (De Nederlandsche Bank).

         "Dutch Exemption Regulation" means the Exemption Regulation of the Dutch Minister of Finance of 26 June 2002 (Vrijstellingsregeling Wtk
         1992), as amended or re-enacted from time to time.

         "Dutch Policy Guidelines" means the Dutch Central Bank's policy guidelines of 2 January 2005 issued in relation to the Dutch Exemption Regulation (beleidsregel kernbegrippen markttoetreding en handhaving Wtk 1992), as amended or restated from time to time.

         "EBITDA" means, for any period, the sum for Cemex Parent and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operacion), (b) cash interest income and (c) depreciation and amortisation expense, in each case determined in accordance with Mexican GAAP consistently applied for such period. For the purposes of calculating EBITDA for any Relevant Period pursuant to any determination of Consolidated Leverage Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if, at any time during such Relevant Period, Cemex Parent or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Relevant Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Relevant Period (but when the Material Disposition is by way of a lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in the EBITDA) and (ii) if, at any time during such Relevant Period, Cemex Parent or any of its Subsidiaries shall have made any Material Acquisition, the EBITDA for such Relevant Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Relevant Period. Additionally, if since the beginning of such Relevant Period any Person that subsequently shall have become a Subsidiary of Cemex Parent or was merged or consolidated with Cemex Parent or any of its Subsidiaries as a result of a Material Acquisition occurring during such Relevant Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by Cemex Parent or any of its Subsidiaries during such Relevant Period, the EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such Relevant Period.

         "Environmental Action" means any audit procedure, action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, technical standard (norma tecnica or norma oficial Mexicana), code, order, judgment, decree or judicial agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, licence or other authorization required under any Environmental Law.

         "EURIBOR" means, in relation to any Loan in euro:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

         "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default).

         "Exchange Act" means the U.S. Securities Exchange Act of 1943, as amended.

         "Existing NSH Facility Agreement" means the US$1,150,000,000 term loan agreement dated October 15, 2003 and made between, amongst others, the Borrower as borrower, the Guarantors as guarantors and Citibank N.A. as administration agent.

        "Facility" means Facility A or Facility B.

         "Facility A" means the multicurrency term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

         "Facility A Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

         "Facility A Note" means a promissory note of the Borrower substantially in the form of Part I of Schedule 13 (Form of Facility A Note) relating to amounts to be drawn under Facility A and reflecting the terms of this Agreement.

         "Facility A Repayment Date" means the day falling 24 Months after the date of this Agreement.

         "Facility B" means the multicurrency revolving loan facility made available under this Agreement as described in paragraph (b) of Clause
         2.1 (The Facilities).

         "Facility B Commitment" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

         "Facility B Note" means a promissory note of the Borrower substantially in the form of Part II of Schedule 13 (Form of Facility B Note) relating to amounts to be drawn under Facility B and reflecting the terms of this Agreement.

         "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

         "FAS 140" means Financial Accounting Standards Board Statement No. 140 or any Statement replacing the same, in each case as amended, modified or supplemented from time to time.

         "Fee Letter" means the fee letter dated 25 May 2005 between the Arrangers, the Borrower and Cemex Parent setting out certain of the fees referred to in Clause 12 (Fees).

         "Finance Document" means this Agreement, any Note, any Accession Letter, the Fee Letter, the Agency Fee Letter and any other document designated as a "Finance Document" by the Agent and the Borrower.

         "Finance Party" means the Agent, the Arranger or a Lender.

         "First Utilisation Date" means the date on which the first Utilisation is made under this Agreement.

         "Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

         "Group" means the Borrower and each of its Subsidiaries for the time being.

         "Guarantors" means the Original Guarantors and any Additional Guarantor other than any such Original Guarantor or Additional Guarantor which has ceased to be a Guarantor pursuant to Clause 24.3 (Resignation of Guarantor) and has not subsequently become an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) and "Guarantor" means any of them.

         "Hazardous Materials" means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and
         (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

         "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Mexican, multinational or foreign laws or otherwise, including copyrights, copyright licences, patents, patent licences, trademarks, trademark licences, technology, know-how and processes, trade secrets, any applications associated with the foregoing, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

         "International Accounting Standards" means the accounting standards approved by the International Accounting Standards Board from time to time.

         "Lender" means:

         (a)      any Original Lender; and

         (b) any bank, financial institution, securitisation trust or fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

         "LIBOR" means, in relation to any Loan:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (New York time) on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. Any member of the Group shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a hold back or similar arrangement that effectively imposes the risk of collectability on the transferor).

         "LMA" means the Loan Market Association.

         "Loan" means a Facility A Loan or a Facility B Loan.

         "Majority Lenders" means:

         (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 51% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 51% of the Total Commitments immediately prior to the reduction); or

         (b) at any other time, a Lender or Lenders whose undrawn Commitments and participations in the Loans then outstanding aggregate more than 51% of all the undrawn Commitments and Loans then outstanding. "Mandatory Cost" means the percentage rate per annum calculated in accordance with Schedule 4 (Mandatory Cost Formulae).

         "Margin" means in relation to any Loan the percentage rate per annum determined pursuant to the table set out below:

                  ------------------------- ------------------------
                   Facility                  Margin % p.a.
                  ------------------------- ------------------------
                   Facility A                0.35
                  ------------------------- ------------------------
                   Facility B                0.425
                  ------------------------- ------------------------

         (a) in relation to any Unpaid Sum the percentage rate per annum specified above applicable to the Facility in relation to which that Unpaid Sum arises or if such Unpaid Sum does not arise in relation to a particular Facility, the rate per annum specified above applicable to the Facility to which the Agent reasonably determines the Unpaid Sum most closely relates, or if none, the highest rate per annum specified above, but if:

         (i)      no Default has occurred and is continuing; and

         (ii) for Cemex Parent and its Subsidiaries, the Consolidated Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

         then the Margin for each Loan under each Facility (and for any Unpaid Sum related to that Facility) will be the percentage rate per annum set out below opposite that range:

         ------------------------------------ ----------------------------------
          Consolidated Leverage Ratio                      Margin
                                                           % p.a.
         ------------------------------------ ----------------------------------
                                                 Facility A        Facility B
         ------------------------------------ ---------------- -----------------
          Greater than or equal to 3.0:1            0.35              0.425
         ------------------------------------ ---------------- -----------------
          Less than 3.0:1 but greater than          0.30              0.375
          or equal to 2.5:1
         ------------------------------------ ---------------- -----------------
          Less than 2.5:1 but greater than          0.25              0.325
          or equal to 2.0:1
         ------------------------------------ ---------------- -----------------
          Less than 2.0:1                           0.20              0.275
         ------------------------------------ ---------------- -----------------

         However any increase or decrease in the Margin shall take effect on the date (the "reset date") which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate) and in the case of a then current Interest Period will apply to the whole of such Interest Period unless any payments of interest have already been made in which case any adjustments to the Margin will apply only from the date of such payment.

         "Material Acquisition" means any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary of Cemex Parent or any Person which becomes a Subsidiary of Cemex Parent or is merged or consolidated with any member of the Group, in each case, which involves the payment of aggregate consideration by any one or more members of the Group in excess of US$25,000,000 (or the equivalent thereof in other currencies).

         "Material Adverse Effect" means a material adverse effect on:

         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Group taken as a whole;

         (b) the validity or enforceability of this Agreement or any of the Notes or the rights and remedies of any Finance Party under the Finance Documents; or

         (c) the ability of any Obligor to perform its obligations under Finance Documents.

         "Material Debt" means Debt (other than the Loans) of Cemex Parent and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount outstanding exceeding US$50,000,000 (or the equivalent thereof in other currencies).

         "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to any one or more members of the Group in excess of US$50,000,000 (or the equivalent thereof in other currencies).

         "Material Subsidiary" means, at any date:

         (a) Cemex Spain, each Trademark Company and each Obligor that is a Subsidiary of Cemex Parent; and

         (b) each other Subsidiary of any Obligor (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute five per cent. or more of the consolidated assets of Cemex Parent and its Subsidiaries as of the end of the then most recently ended fiscal quarter or (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis without duplication, constitutes five per cent. or more of the consolidated operating profits of Cemex Parent and its Subsidiaries for the then most recently ended fiscal quarter for which quarterly financial statements have been prepared.

         "Mexican GAAP" means generally accepted accounting principles in Mexico as in effect from time to time, except that for purposes of Clause
         21.13 (Financial condition covenants), Mexican GAAP shall be determined on the basis of such principles in effect as of the date of, and applied in the preparation of, the audited financial statements of Cemex Parent and its consolidated Subsidiaries as of and for the year ended 31 December 2004. In the event that any change in Mexican GAAP shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican GAAP with the desired result that the criteria for evaluating the financial condition of Cemex Parent and its consolidated Subsidiaries shall be the same after such change as if such change had not been made. Until such time an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican GAAP had not occurred.

         "Mexico" means the United Mexican States.

         "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

         The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly.

         "New Lender" has the meaning set out in Clause 23.1 (Assignments and transfers by the Lenders).

         "Note" means a Facility A Note or a Facility B Note as the case may be.

         "Obligations" means:

         (a) as to the Borrower, all of its indebtedness, obligations and liabilities of the Borrower to the Lenders and the Agent now or in the future existing under or in connection with the Finance Documents, whether direct or indirect, absolute or contingent, due or to become due; and

         (b) as to each Guarantor, all of its indebtedness, obligations and liabilities of such Guarantor to the Lenders and the Agent now or in the future existing under or in connection with the Finance Documents, in each case, whether direct or indirect, absolute or contingent, due or to become due.

         "Obligors" means the Borrower and the Guarantors and "Obligor" means any of them.

         "Off-Balance-Sheet Transaction" means any financing transaction of any Person not reflected as Debt on the balance sheet of such Person, but being structured in a way that may result in payment obligations by such Person.

         "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

         "Original Financial Statements" means:

         (a) in relation to the Borrower, its audited unconsolidated financial statements for its financial year ended 31 December 2004;

         (b) in relation to each Guarantor, its respective audited unconsolidated (and, to the extent available, its audited consolidated) financial statements for its financial year ended 31 December 2004 (if available); and

         (c) in relation to any other Obligor, its most recent audited financial statements prior to its becoming a Party.

         "Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

         "Party" means a party to this Agreement.

         "Permitted Lien" has the meaning given to that term in Clause 21.14 (Liens).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other business entity, or Governmental Authority, whether or not having a separate legal personality.

         "Process Agent" means Cemex UK Limited of Cemex House, Coldharbour Lane, Thorpe, Egham, Surrey TW20 8TO, Fax: (+44) 01932 568933, Attn:
         The Secretary.

         "Professional Market Party" means a professional market party (professionele marktpartij) as defined from time to time under the Dutch Exemption Regulation. As of the date hereof, only the following are Professional Market Parties:

         (a) banks, insurance companies, securities firms, investment institutions and pension funds that are (i) supervised or licensed under Dutch law or (ii) established and acting under supervision in a European Union member state (other than The Netherlands), Hungary, Monaco, Poland, Puerto Rico, Saudi Arabia, Slovakia, Czech Republic, Turkey, South Korea, the United States, Japan, Australia, Canada, Mexico, New Zealand or Switzerland;

         (b) investment institutions that offer their participation rights exclusively to professional market parties and are not required to be supervised or licensed under Dutch law;

         (c) the State of The Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign de-centralised government bodies, international treaty organisations and supranational organisations;

         (d)      enterprises or entities with total assets of at least
                  (euro)500,000,000 (or the equivalent thereof in other currencies) as per the balance sheet of such entity as of the year-end preceding the date of the making of, or acceptance of an assignment of (as the case may be), any Loan hereunder;

         (e) enterprises, entities or individuals with net assets (eigen vermogen) within the meaning of the Dutch Exemption Regulation of at least (euro)10,000,000 (or the equivalent thereof in other currencies) as of the year-end preceding the date of the making of, or acceptance of an assignment of (as the case may be), any Loan hereunder and who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding such date;

         (f) subsidiaries of the entities referred to under paragraph (a) above, provided that such subsidiaries are subject to supervision; and

         (g) an enterprise or institution that has a rating from or that issues securities having a rating from a rating agency recognised for such purposes by the Dutch Central Bank.

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by any member of the Group pursuant to which such member of the Group may sell, convey or otherwise transfer to a Special Purpose Vehicle (in the case of a transfer by Cemex Parent or any other Seller) and any other Person (in the case of a transfer by a Special Purpose Vehicle), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

         (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Special Purpose Vehicle (i) is guaranteed by Cemex Parent or any other Seller or (ii) is recourse to or obligates Cemex Parent or any other Seller in any way such that the requirements for off balance sheet treatment under FAS 140 are not satisfied; and

         (b) Cemex Parent and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

         "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

         (a) (if the currency is sterling) one Business Day before the first day of that period;

         (b) (if the currency is euro) two TARGET Days before the first day of that period; or

         (c) (for any other currency) two Business Days before the first day of that period,

         unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

         "Receivables" means all rights of Cemex Parent or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of Cemex Parent or such Seller as accounts receivable.

         "Receivables Documents" means:

         (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests in or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by Cemex Parent, another Seller and/or a Special Purpose Vehicle, and

         (b) each other instrument, agreement and other document entered into by Cemex Parent, any other Seller or a Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

         "Receivables Program Assets" means:

         (a) all Receivables which are described as being transferred by Cemex Parent, another Seller or a Special Purpose Vehicle pursuant to the Receivables Documents;

         (b)      all Receivables Related Assets in respect of such Receivables;
                  and

         (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "Receivables Program Obligations" means:

         (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets; and

         (b) related obligations of Cemex Parent, a Subsidiary of Cemex Parent or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield hedging obligations, breach of warranty or covenant claims and expense reimbursement and indemnity provisions).

         "Receivables Related Assets" means with respect to any Receivables:

         (a) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of Liens securing such Receivables);

         (b)      any proceeds of such Receivables; and

         (c) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable.

         "Reference Banks" means, the principal London offices of Citibank N.A., BNP Paribas and Banco Bilbao Vizcaya Argentaria, S.A.or such other banks as may be appointed by the Agent in consultation with the Borrower.

         "Regulation T, U or X" means Regulation T, U or X, respectively, of the Board as in effect from time to time and any successor to all or a portion thereof.

         "Relevant Interbank Market" means, in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

         "Relevant Period" means the last four consecutive fiscal quarters of Cemex Parent and its Subsidiaries.

         "Repeating Representations" means each of the representations set out in Clauses 19.1 (Corporate Existence and Power) to Clause 19.4 (Consents/Approvals), Clause 19.8 (Direct Obligations: Pari Passu) to Clause 19.11 (No default) and Clause 19.13 (Financial statements/condition).

         "Requirement of Law" means, as to any Person, any law, ordinance, rule, regulation or requirement of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payments" has the meaning given to that term in Clause
         21.17 (Restricted Payments).

         "Restricted Subsidiary" means at any time, any of:

         (a)      Cemex Mexico, S.A. de C.V.;

         (b)      Empresas Tolteca de Mexico, S.A. de C.V.;

         (c)      any Trademark Company;

         (d) any Material Subsidiary of Cemex Parent that, as of the date hereof, (i) is incorporated or organised in Mexico, (ii) has its principal place of business in Mexico or (iii) conducts a majority of its business or holds a majority of its assets in Mexico; and

         any Subsidiary of Cemex Parent that at such time owns or operates any portion, beyond a de minimis amount, of the assets owned or operated as of the date hereof by the Persons described in clauses (a) through (d).

         "Revaluation Date" means each of the following: (a) in connection with the making of any Loan, each Quotation Date relating to that Loan; (b) the date of on which any prepayment is made pursuant to Clause 8.6 (Mandatory prepayment) and (c) such additional dates as the Agent or the relevant Lender shall deem necessary.

         "Rollover Loan" means one or more Facility B Loans:

         (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

         (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan;

         (c) in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

         (d) made or to be made for the purpose of refinancing a maturing Facility B Loan.

         "Screen Rate" means:

         (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

         displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

         "SEC" means the U.S. Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Selection Notice" means a notice substantially in the form set out in
         Part II of Schedule 3 (Selection Notice) given in accordance with Clause 10 (Interest Periods) in relation to Facility A.

         "Seller" means Cemex Parent or any Subsidiary of Cemex Parent or other Affiliate of Cemex Parent (other than a Subsidiary or Affiliate that is a Special Purpose Vehicle) which is a party to a Receivables Document.

         "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by any member of the Group to implement a Qualified Receivables Transaction.

         "Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

         "Subsidiary" means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of:

         (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person);

         (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture; or

         (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (i) such Person, (ii) such Person and one or more of its other Subsidiaries or (iii) one or more of such Person's other Subsidiaries. For purposes of determining whether a trust formed in connection with a Qualified Receivables Transaction is a Subsidiary, notes, trust certificates, undivided interests, partnership interests or other interests of the type described in clause (a) of the definition of Receivables Program Obligations shall be counted as beneficial interests in such trust.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

         "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "Taxes Act" means the Income and Corporation Taxes Act 1988.

         "Temporary Investments" means, at any date, all amounts that would, in conformity with Mexican GAAP consistently applied, be set forth opposite the captions "cash and cash equivalents" ("efectivo y equivalentes de efectivo") and/or "temporary investments" ("inversiones temporales") on the consolidated balance sheet of Cemex Parent at such date.

         "Termination Date" means:

         (a) in relation to Facility A, the day which is 24 Months after the date of this Agreement;

         (b) in relation to Facility B, the day which is 48 Months after the date of this Agreement,

         or, in each case, if such day would not be a Business Day, the first succeeding Business Day, unless such day would fall into the next month, in which case the immediately preceding Business Day.

         "Total Commitments" means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments.

         "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being US$250,000,000 at the date of this Agreement.

         "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being US$250,000,000 at the date of this Agreement.

         "Total Borrowings" means, without duplication, in respect of any Person, the amount of all Debt of such Person plus the aggregate amount of all payment obligations, contingent or otherwise, of such Person in respect of Off-Balance-Sheet Transactions entered into by such Person.

         "Total Net Worth of Cemex Spain" means, at any date, the shareholders' equity of Cemex Spain and its Subsidiaries (including minority interests) at such date, in accordance with Spanish GAAP.

         "Trademark Companies" means collectively, CTW and any other Person at any time conducting business or servicing a purpose similar to the business and purposes of CTW as of the date hereof, with respect to Intellectual Property owned or held under license by CTW as of the date hereof, and any of their Successors or transferees in the event of a merger or consolidation of any such Person or the transfer, conveyance, sale, lease or other disposition of all or substantially all of its properties or assets in accordance with Clause 21.15 (Consolidations and mergers).

         "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

         "Transfer Date" means, in relation to a transfer, the later of:

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate; and

         (b)      the date on which the Agent executes the Transfer Certificate.

         "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

         "U.S.", "US" or "United States" means the United States of America.

         "Utilisation" means a utilisation of a Facility.

         "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

         "Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Utilisation Request).

         "Value of Debt Currency Derivatives" means, on any given date, the aggregate mark-to-market value of Debt Currency Derivatives, expressed as a positive number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed to Cemex Parent and its Subsidiaries) or as a negative number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed by Cemex Parent and its Subsidiaries).

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

         "Verifiable Professional Market Party" means a Professional Market Party whose status as such may be determined on the basis of:

         (a) its entry in a public register (including on-line registers available on the internet) of the Dutch Central Bank;

         (b) its rating as provided by a rating agency recognised for such purposes by the Dutch Central Bank and as it appears from any public register and/or written statement of such rating agency;

         (c) its balance sheet, as confirmed by an auditor's statement showing a value of its assets as per the last day of the preceding calendar year of at least (euro)500,000,000 (or such other amount and/or at such other time as may be required pursuant to the Dutch Exemption Regulation); or

         (d) its entry in a public register published by a regulatory (other than the Dutch Central Bank) of a country as referred to in Section 1(e)(11) of the Dutch Exemption Regulation, exercising supervision over the Professional Market Party.

1.2      Construction

         (a) Unless a contrary indication appears any reference in this Agreement to:

                  (i) the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                  (ii) a document in "agreed form" is a document which is initialled by or on behalf of the Borrower and the Agent or the Arranger;

                  (iii) "assets" includes present and future properties, revenues and rights of every description;

                  (iv) the "European interbank market" means the interbank market for euro operating in Participating Member States;

                  (v) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

                  (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                  (vii) a "participation" of a Lender in a Loan, means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender;

                  (viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (ix) the "winding-up", "dissolution", "administration" or "reorganisation" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings (such as, in Spain, suspension de pagos, quiebra, concurso or any other situacion concursal and, in The Netherlands faillissement and surseance van betaling) under the laws and regulations of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

                  (x) a provision of law is a reference to that provision as amended or re-enacted without material modification;

                  (xi)     a time of day is a reference to New York City time;
                           and

                  (xii) a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement.

         (b) Section, Clause and Schedule headings are for ease of reference only.

         (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (d) A Default (including an Event of Default) is "continuing" if it has not been remedied or waived but, for the avoidance of doubt, no breach of any of the financial covenants set out in Clause 21.13 (Financial condition covenants) shall be capable of being or be deemed to be remedied by virtue of the fact that upon any subsequent testing of such covenants pursuant to Clause 21.13 (Financial condition covenants), there is no breach thereof.

         (e) As used herein and in the other Finance Documents and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any member of the Group not defined in Clause 1.1 (Definitions) and accounting terms partly defined in Clause 1.1 (Definitions), to the extent not defined, shall have the respective meanings given to them under the Applicable GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume or otherwise become liable in respect of (and the words "incurred" and "incurrence" shall have correlative meanings),
                  (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and rights, and (v) reference to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified form time to time.

         (f) In this Agreement, whenever pro forma effect is to be given to any Material Acquisition or Material Disposition by any member of the Group for purposes of including or excluding (as the case may be) the amount of income or earnings or other amounts relating thereto in any calculation under the definition of EBITDA, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Borrower; provided that such pro forma calculations shall not include any pro forma expense or cost reductions except to the extent calculated on a basis consistent with Regulation S-X under the U.S. Securities Act of 1933, as amended.

1.3      Currency Symbols and Definitions

         "(pound)" and "sterling" denote the lawful currency of the United Kingdom, "(euro)", "EUR" and "euro" mean the single currency unit of the Participating Member States, "JPY" and "yen" denote the lawful currency of Japan and "US$", "$" and "dollars" denote the lawful currency of the United States of America.

1.4      Third party rights

         (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of any Finance Document.

         (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

                                    SECTION 2
                                 THE FACILITIES

2.       THE FACILITIES

2.1      The Facilities

         Subject to the terms and conditions of this Agreement, the Lenders make available to the Borrower:

         (a) a two year multicurrency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

         (b) a four year multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2      Finance Parties' rights and obligations

         (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         (b) Except as otherwise stated in the Finance Documents, the rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

         (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.       PURPOSE

3.1      Purpose

         The Borrower shall apply all amounts borrowed by it under each Facility towards:

         (a) repayment of all amounts due and payable under the Existing NSH Facility Agreement on the First Utilisation Date;

         (b)      repayment of Debt of the Borrower; and

         (c)      its general corporate purposes.

3.2      Monitoring

         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      Initial conditions precedent

         The Borrower may not deliver the first Utilisation Request unless the Agent has received all of the documents and other evidence listed in
         Part I of Schedule 2 (Conditions Precedent to Initial Utilisation). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2      Further conditions precedent

         The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

         (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

         (b) the Repeating Representations which are or which are deemed to be made or repeated by each Obligor on such date pursuant to Clause 19.27 (Repetition) are true in all material respects.

         The Lenders will only be obliged to comply with Clause 28.9 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3      Conditions relating to Optional Currencies

         (a) A currency will constitute an Optional Currency in relation to a Utilisation if:

                  (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

                  (ii) it is sterling, euro or yen or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

         (b) The Lenders will only be obliged to comply with Clause 28.9 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

         (c) If the Agent has received a written request from the Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Borrower by the Specified Time:

                  (i) whether or not the Lenders have granted their approval; and

                  (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4      Maximum number of Loans

         The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

         (a)      2 or more Facility A Loans would be outstanding; or

         (b)      7 or more Facility B Loans would be outstanding.

4.5      Promissory Notes

         Each Loan made by each Lender shall be evidenced by a Facility A Note or Facility B Note, as the case may be, executed by the Borrower and each Guarantor, as "avalista," and representing the obligation of the Borrower to pay to such Lender the unpaid principal amount of such Loan, plus interest thereon as provided in Clause 9 (Interest). No Lender shall, in connection with the enforcement of any Note, be required to introduce into evidence or prove the existence of this Agreement or the other Finance Documents (other than such Note) or the making of Loans. In addition, the Borrower and each Guarantor shall, from time to time at its expense, execute and/or deliver to each Lender such amendments to the Notes, or replacement Notes, that may, in the judgment of such Lender, be necessary and desirable in order to ensure that the Notes duly reflect the terms of this Agreement. In addition, and without limiting the foregoing, in the event that (i) any Interest Period of a different duration from the prior Interest Period shall be selected with respect to any Facility pursuant to Clause 10 (Interest Periods) or (ii) the Termination Date of any Facility shall be extended for any reason or (iii) any Lender assigns any of its rights and benefits in respect of any Utilisation or transfers by novation any of its rights, benefits and obligations in respect of any Utilisation pursuant to Clause 23 (Changes to the Lenders), the Borrower and each Guarantor shall, at its expense, execute and deliver to each Lender under such Facility a replacement Note, which shall be subscribed in the same manner and on the same terms and conditions as the Note theretofore held by such Lender, and shall be delivered to each such Lender no later than date on which any such change shall become effective.

                                    SECTION 3
                                   UTILISATION

5.       UTILISATION

5.1      Delivery of a Utilisation Request

         The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      Completion of a Utilisation Request

         (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                  (i)      it identifies the Facility to be utilised;

                  (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

                  (iii) the currency and amount of the Loan complies with Clause 5.3 (Currency and amount); and

                  (iv) the proposed Interest Period complies with Clause 10 (Interest Periods).

         (b)      Only one Loan may be requested in each Utilisation Request.

5.3      Currency and amount

         (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

         (b) Unless the Agent otherwise agrees, the amount of the proposed Utilisation must be an amount whose Base Currency Amount is not more than the Available Facility (adjusted, where applicable, to take account of any additional Utilisations which are scheduled to take place on or before the relevant Utilisation Date) and which is:

                  (i) if the currency selected is the Base Currency, a minimum of US$10,000,000 or, if less, the relevant Available Facility; and, if more, an integral multiple of US$1,000,000 or

                  (ii) if the currency selected is sterling, euro or yen, a minimum of the equivalent in the relevant Optional Currency of US$10,000,000 (calculated at the Agent's Spot Rate of Exchange) or, if less, the relevant Available Facility and, if more, an integral multiple of US$1,000,000; or

                  (iii) if the currency selected is an Optional Currency other than sterling, euro or yen, the minimum amount specified by the Agent pursuant to paragraph (c)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the relevant Available Facility.

5.4      Lenders' participation

         (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

         (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to making the Loan.

         (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.       OPTIONAL CURRENCIES

6.1      Selection of currency

         The Borrower shall select the currency of each Loan in a Utilisation Request.

6.2      Unavailability of a currency

         If before the Specified Time on any Quotation Day:

         (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required, and provides in writing an objectively justified reason therefor; or

         (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

         the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3      Agent's calculations

         Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.       REPAYMENT

7.1      Repayment of Facility A Loan

         The Borrower shall repay the Facility A Loans in full on the Termination Date.

7.2      Repayment of Facility B Loans

         The Borrower shall repay each Facility B Loan on the last day of the Interest Period relating to such Loan and, in any event, in full on the Termination Date.

8.       PREPAYMENT AND CANCELLATION

8.1      Illegality of a Lender

         If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

         (a) that Lender shall promptly notify the Agent upon becoming aware of that event and in any event at a time which permits the Borrower to repay that Lender's participation on the date such repayment is required to be made;

         (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

         (c) the Borrower shall on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) repay that Lender's participation in the Loans together with accrued interest on and all other amounts owing to that Lender under the Finance Documents.

8.2      Voluntary cancellation

         The Borrower may if it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders in respect of the Facility B to which such cancellation relates may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000 and, if more, an integral multiple of US$1,000,000) of Facility B. Any cancellation under this Clause 8.2 shall reduce rateably the Commitments of the Lenders under Facility B.

8.3      Automatic cancellation

         At the close of business on the last day of the Availability Period in respect of each Facility, the Available Commitment of each Lender under such Facility shall be (if it has not already been) cancelled and reduced to zero.

8.4      Voluntary prepayment of Loans

         The Borrower may, if it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders in respect of the relevant Facility may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Loan by a minimum amount of US$10,000,000 and, if more, an integral multiple of US$1,000,000).

8.5      Right of repayment and cancellation in relation to a single Lender

         (a)      If:

                  (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up) solely as a result of the application of a withholding tax rate higher than the lowest withholding tax rate applicable in the relevant jurisdiction; or

                  (ii) any Lender claims indemnification from an Obligor under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

                  the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

         (b) On receipt of a notice referred to in paragraph (a) above, the relevant Commitment of that Lender shall immediately be reduced to zero.

         (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loans to which such Interest Period relates.

8.6      Mandatory prepayment

         If on any date the Agent notifies the Borrower that the Base Currency Amount in relation to Facility B (determined as of the most recent Revaluation Date) shall exceed 103% of the Total Commitments, the Borrower shall as soon as practicable, but in any event no later than five Business Days after receipt of such notice, prepay the outstanding principal amount of any Loans owing by the Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Total Facility B Commitments on such date, together with any interest and other amounts accrued to the date of such prepayment on the aggregate principal amount of the Loan(s) prepaid. The Agent shall give prompt notice of any prepayment required under this Clause 8.6 to the Borrower, and shall provide prompt notice to the Borrower of any such notice of mandatory prepayment the Agent receives from any Lender. Any such prepayment shall be allocated at the Lender's discretion.

8.7      Restrictions

         (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

         (c) The Borrower may not reborrow any part of Facility A which is prepaid.

         (d) Unless a contrary indication appears in the Agreement, any part of Facility B which is prepaid may be re-borrowed in accordance with the terms of this Agreement.

         (e) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

         (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

         (g) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

9.       INTEREST

9.1      Calculation of interest

         The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

         (a)      Margin;

         (b)      LIBOR or, in relation to any Loan in euro, EURIBOR; and

         (c)      Mandatory Cost, if any.

9.2      Payment of interest

         On the last day of each Interest Period relating to a Loan, the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of that Interest Period).

9.3      Default interest

         (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration of one Month. Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

         (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                  (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                  (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

         (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4      Notification of rates of interest

         The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.      INTEREST PERIODS

10.1     Selection of Interest Periods

         (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Facility A Loan and has already been borrowed) in a Selection Notice.

         (b) Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

         (c) If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

         (d) Subject to this Clause 10, the Borrower may select an Interest Period of one, two, three or six Months, or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders participating in the relevant Facility).

         (e) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

         (f) Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of its preceding Interest Period.

         (g)      A Facility B Loan has one Interest Period only.

10.2     Non-Business Days

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3     Consolidation and division of Facility A Loans

         (a) Subject to paragraph (b) below, if two or more Interest Periods relate to Facility A Loans:

                  (i)      in the same currency;

                  (ii)     of the same period; and

                  (iii)    ending on the same date,

                  those Facility A Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and be treated as, a single Facility A Loan on the last day of the Interest Period.

         (b)      Subject to Clause 4.4 (Maximum number of Loans), and Clause
                  5.3 (Currency and amount) if the Borrower requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided into the Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

11.      CHANGES TO THE CALCULATION OF INTEREST

11.1     Absence of quotations

         Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable EURIBOR, is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2     Market disruption

         (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                  (i)      the Margin;

                  (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                  (iii) the Mandatory Cost, if any, applicable to that Lender's participation in that Loan.

         (b)      In this Agreement "Market Disruption Event" means:

                  (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate not being available and none or only one of the Reference Banks supplying a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

                  (ii) before close of business in New York on the Quotation Day for the relevant Interest Period, the Agent receiving notifications from a Lender or Lenders (in either case whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3     Alternative basis of interest or funding

         (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest in respect of the relevant Loan.

         (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders participating in the relevant Loan and the Borrower, be binding on all Parties.

11.4     Break Costs

         (a) The Borrower shall, within three Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

         (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming in reasonable detail the amount of its Break Costs for any Interest Period in which they accrue.

12.      FEES

12.1     Arrangement fee

         The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Syndication and Fees Letter.

12.2     Agency fee

         The Borrower shall pay to (or procure payment to) the Agent (for its own account) an agency fee in the amount and at the times agreed in the Syndication and Fees Letter.

12.3     Commitment fee

         (a) The Borrower shall pay to the Agent (for the account of each Lender under Facility B) a commitment fee computed at the rate of 30 per cent. of the applicable Margin from time to time in relation to Facility B on that Lender's Average Available Commitment (as defined below) for each successive period of three Months during the Availability Period and for any shorter period of availability ending by the cancellation or termination of Facility B.

         (b) The accrued commitment fees are payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

         (c)      In this Clause 12.3:

                  "Average Available Commitment" means, in respect of each Lender during the relevant period, the Aggregate Available Commitment divided by the number of actual days elapsed during that Availability Period; and

                  "Aggregate Available Commitment" means, in respect of each Lender during any Availability Period, the sum of such Lender's Available Commitment in relation to Facility B at the start of each day during that period.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

13.      TAX GROSS UP  AND INDEMNITIES

13.1     Definitions

         (a)      In this Clause 13:

                  "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment made under a Finance Document.

                  "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

         (b) Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute good faith discretion of the person making the determination.

13.2     Tax gross-up

         (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law or regulation.

         (b) The Borrower or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

         (c) If a Tax Deduction is required by law or regulation to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due and payable if no Tax Deduction had been required.

         (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law or regulation.

         (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) or if unavailable such other evidence as is reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3     Tax indemnity

         (a) The Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the amount of any Tax assessed on that Protected Party (together with any interest, costs or expenses payable, directly or indirectly, or incurred in connection therewith) in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

         (b) Paragraph (a) of this Clause 13.3 shall not apply with respect to any Tax assessed on a Finance Party:

                  (i) under the laws and regulations of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (ii) under the laws and regulations of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

         if that Tax is imposed on or calculated by reference to the net income (but not on any sum deemed to be received or receivable in respect of any payment made under Clause 13.2 (Tax gross-up)) of that Finance Party.

         (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) of this Clause 13.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

         (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4     Tax Exemptions

         A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), upon the Borrower's reasonable request, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced withholding tax rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not cause such Lender or its lending office(s) to suffer any economic, legal or regulatory disadvantage.

13.5     Stamp taxes

         The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for any such tax payable in connection with the entry into of a Transfer Certificate.

13.6     Value added tax

         (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

         (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

14.      INCREASED COSTS

14.1     Increased costs

         (a) Subject to Clause 14.2 (Increased Cost Claims) and Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

                  (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

                  (ii)     compliance with any law or regulation,

                  in each case made after the date of this Agreement.

         (b) In this Agreement "Increased Costs" means, without duplication:

                  (i) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

                  (ii)     an additional or increased cost; or

                  (iii) a reduction of any amount due and payable under any Finance Document,

                  which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

14.2     Increased cost claims

         (a)      A Finance Party intending to make a claim pursuant to Clause
                  14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim and a calculation evidencing in reasonable detail the amount of such Increased Costs to be claimed by such Finance Party, following which the Agent shall promptly notify the Borrower and provide the Borrower with such calculations.

         (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3     Exceptions

         (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

                  (i) attributable to a Tax Deduction required by law or regulation to be made by an Obligor;

                  (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

                  (iii)    compensated for by the payment of the Mandatory Cost;
                           or

                  (iv) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

         (b) In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.      OTHER INDEMNITIES

15.1     Currency indemnity

         (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                  (i) making or filing a claim or proof against that Obligor; or

                  (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                  that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                  (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2     Other indemnities

         Each Obligor shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability not otherwise compensated under the provisions of this Agreement and excluding any lost profits, consequential or indirect damages (other than interest or default interest) incurred by that Finance Party as a result of its Commitment or the making of any Loan under the Finance Documents as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

         (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3     Indemnity to the Agent

         The Borrower shall (or shall procure that another Obligor will) promptly indemnify the Agent against any cost, loss or liability directly related to this Agreement incurred by the Agent (acting reasonably and otherwise than by reason of the Agent's gross negligence or wilful misconduct) as a result of:

         (a) investigating any event which it reasonably believes (acting prudently and, if possible, following consultation with the Borrower) is a Default; or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.      MITIGATION BY THE LENDERS

16.1     Mitigation

         (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise after the date of this Agreement and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality of a Lender), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

         (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2     Limitation of liability

         (a) The Borrower shall (or shall procure that another Obligor will) indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

         (b)      A Finance Party is not obliged to take any steps under Clause
                  16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.      COSTS AND EXPENSES

17.1     Transaction expenses

         The Borrower shall promptly on demand pay the Agent and the Arrangers the amount of all documented costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

         (a) this Agreement and any other documents referred to in this Agreement; and

         (b) any other Finance Documents executed after the date of this Agreement.

17.2     Amendment costs

         If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent, the Arranger and each Lender for the amount of all costs and expenses (including legal fees, but in this case, only the legal fees of one law firm in each relevant jurisdiction acting on behalf of all the Lenders) reasonably incurred by such parties in responding to, evaluating, negotiating or complying with that request or requirement.

17.3     Enforcement costs

         The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7
                                    GUARANTEE

18.      GUARANTEE AND INDEMNITY

18.1     Guarantee and indemnity
        Each Guarantor irrevocably and unconditionally jointly and severally:

         (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3     Reinstatement

         If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         (a) the liability of the Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from the Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

18.4     Waiver of defences

         The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

         (a) any time, waiver or consent granted to, or composition with, the Borrower or other person;

         (b) the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

         (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

         (g)      any insolvency or similar proceedings.

18.5     Immediate recourse

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 18 and waives any similar or additional rights that may be granted by applicable law. This waiver applies irrespective of any law or regulation or any provision of a Finance Document to the contrary.

         Each Guarantor also waives any right to be sued jointly with other Guarantors and to share liability resulting from any claim against it.

18.6     Appropriations

         Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any monies received from a Guarantor or on account of such Guarantor's liability under this Clause 18,

         provided that the operation of this Clause 18.6 shall not be deemed to create any Liens.

18.7     Deferral of Guarantors' rights

         Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent (acting on the instructions of the Majority Lenders) otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         (a)      to be indemnified by the Borrower;

         (b) to claim any contribution from any other guarantor of the Borrower's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.      REPRESENTATIONS

         Each Obligor makes the representations and warranties set out in Clause
         19.1 (Corporate Existence and Power) to Clause 19.11 (No default) (inclusive) to each Finance Party.

         Each of the Borrower and Cemex Parent makes the representations and warranties set out in Clauses 19.12 (No misleading information) to Clause 19.16 (Intellectual property) (inclusive) to each Finance Party.

         Cemex Parent makes the representations and warranties set out in Clauses 19.17 (Financial information) to Clause 23.24 (Environmental Matters) (inclusive) to each Finance Party.

         Each Guarantor makes the representations and warranties set out in Clause 19.26 (Mutual Benefits) to each Finance Party.

19.1     Corporate Existence and Power

         (a) Each Obligor is a corporation duly incorporated, validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority (including all governmental licences, permits and other approvals except for such licences, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of such Obligor has been validly issued and is fully paid and non-assessable.

         (c) The Borrower is in full compliance with the applicable provisions of the Dutch Banking Act and any implementing regulations, including, but not limited to, the Dutch Exemption Regulation and the Dutch Policy Guidelines. The Borrower has verified the status of each Lender and each such Lender is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

19.2     Power and Authority; Enforceable Obligations

         (a) The execution, delivery and performance by each Obligor of each Finance Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Obligor's corporate powers and have been duly authorised by all necessary corporate action pursuant to the statuten or, as the case may be, estatutos sociales of such Obligor.

         (b) This Agreement and the other Finance Documents to which each Obligor is a party have been duly executed and delivered by such Obligor and constitute legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principles.

19.3     Compliance with Law and Other Instruments

         The execution, delivery and performance of this Agreement and any of the other Finance Documents to which such Obligor is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of such Obligor pursuant to, any Contractual Obligation of such Obligor or (b) result in any violation of the statuten or, as the case may be, estatutos sociales of such Obligor or any provision of any Requirement of Law applicable to such Obligor.

19.4     Consents/Approvals

         No order, permission, consent, approval, licence, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorise, or is required in connection with, the execution, delivery and performance by such Obligor of this Agreement and the other Finance Documents to which such Obligor is a party or the taking of any action contemplated hereby or by any other Finance Document.

19.5     Litigation; Material Adverse Effect

         Except as set forth in Schedule 11 (Litigation), there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting Cemex Parent or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Finance Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on Cemex Parent or any of its Subsidiaries, of the litigation described in Schedule 11 (Litigation).

19.6     No Immunity

         Each Obligor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Finance Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Finance Document by such Obligor constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico or The Netherlands (as applicable) neither such Obligor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

19.7     Governmental Regulations

         Each Obligor is not, and is not controlled by, (a) an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

19.8     Direct Obligations: Pari Passu

         (a) This Agreement constitutes a direct, unconditional, unsubordinated and unsecured obligation of such Obligor.

         (b) The obligations of such Obligor under this Agreement rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of such Obligor.

19.9     No Recordation Necessary

         This Agreement is in proper legal form under the laws of Mexico and of The Netherlands for the enforcement thereof against such Obligor under the law of Mexico or, as the case may be, The Netherlands. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Finance Document in Mexico and in The Netherlands, it is not necessary that this Agreement or any other Finance Document be filed or recorded with any Governmental Authority in Mexico or any Governmental Authority in The Netherlands or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement unless such stamp or similar taxes have been paid by the Borrower or the Guarantors; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

19.10    Governing law

         In any action or proceeding involving any Finance Party arising out of or relating to any Finance Document in any Mexican or Dutch court or tribunal, the Lenders and the Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Clause 36 (Governing Law), Clause 37.1 (Jurisdiction of English Courts) and Clause 38 (Waiver of Sovereign Immunity).

19.11    No default

         No Default or Event of Default has occurred and is continuing.

19.12    No misleading information

         All material written information supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

19.13    Financial statements/condition

         (a) The financial statements delivered pursuant to Clause 20.1 (Financial statements) are complete and correct in all material respects and present fairly (i) the consolidated financial condition of each of Cemex Parent and its Subsidiaries and Cemex Spain and its Subsidiaries as at the dates thereof, and the consolidated results of its operations and its consolidated cash flows for the periods then ended (subject, in the case of quarterly financial statements, to normal year end audit adjustments) and (ii) the financial condition of the Borrower and each of the Guarantors other than Cemex Parent as at the dates thereof, and the results of each of their operations and cash flows for the periods then ended, subject, in the case of quarterly financial statements, to normal year end audit adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with Applicable GAAP applied consistently throughout the periods involved.

         (b) No member of the Group has any guarantee obligations, contingent liabilities, liabilities for taxes, or any long term leases or unusual forward or long term commitments, including without limitation any interest rate or foreign currency swap or exchange transaction or other obligation in respect of Derivatives Obligations, which is material and is not reflected in the most recent financial statements referred to in paragraph (a) above.

         (c) Since 31 December 2004, (i) there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect and (ii) there has been no Disposition by any member of the Group which has had or would reasonably be expected to have a Material Adverse Effect.

19.14    Full Disclosure

         All information heretofore furnished by the Borrower to the Agent, the Arrangers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than projections and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrower) is, and all such information hereafter furnished by the Borrower to the Agent, the Arrangers or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified and does not omit to state any material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The Borrower has disclosed to the Lenders in writing any and all facts which may have a Material Adverse Effect.

19.15    Margin Regulations

         No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. Margin stock within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Cemex Parent and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

19.16    Intellectual Property

         Each member of the Group owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of Liens, conditions, adverse claims or other restrictions. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity, enforceability or effectiveness of any Intellectual Property owned by any member of the Group, nor does any Obligor know of any valid basis for any such claim. The use of Intellectual Property by each member of the Group does not infringe on the rights of any Person in any material respect.

19.17    Financial Information.

         The consolidated balance sheet of Cemex Parent and its Subsidiaries as at December 31, 2004, and the related consolidated statements of income and cash flows of Cemex Parent and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of Cemex Parent and its Subsidiaries as at March 31, 2005, and the related consolidated statements of income and cash flows of Cemex Parent and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of Cemex Parent, copies of which have been furnished to the Agent, fairly present, subject, in the case of said balance sheet as at March 31, 2005, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the consolidated financial condition of Cemex Parent and its Subsidiaries as at such dates and the consolidated results of the operations of Cemex Parent and its Subsidiaries for the periods ended on such dates, all in accordance with Mexican GAAP, consistently applied.

19.18    Liens

         There are no Liens on the property of Cemex Parent or any of its Subsidiaries other than Permitted Liens.

19.19    Subsidiaries

         As of 31 March 2005, all Material Subsidiaries of the Borrower are listed in Schedule 12 (Material Subsidiaries), without giving effect to the acquisition of RMC Group p.l.c.

19.20    Ownership of Property and insurance

         (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of Cemex Parent and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens.

         (b) Each Obligor maintains insurance as required by Clause 21.3 (Maintenance of insurance).

19.21    Enforcement

         It is not necessary (a) in order for the Agent, any Lender or any other Finance Party to enforce any rights or remedies under the Finance Documents or (b) solely by reason of the execution, delivery and performance of this Agreement by the Agent, any Lender or any other Finance Party, that the Agent, such Lender or such other Finance Party be licensed or qualified with any Mexican Governmental Authority or any Dutch Governmental Authority or be entitled to carry on business in Mexico or, as the case may be, The Netherlands.

19.22    Taxes

         (a) Each Obligor has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by Cemex Parent, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Mexican GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of Cemex Parent, adequate.

         (b) Except for tax imposed by way of withholding on interest, fees and commissions remitted from Mexico, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Finance Documents or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Finance Documents. The Borrower and each Guarantor is permitted to pay any additional amounts payable pursuant to Clause 13 (Tax Gross Up and Indemnities).

19.23    Compliance with Laws

         Cemex Parent and its Subsidiaries are in compliance in all material respects with all applicable Requirements of Law (including with respect to the licences, certificates, permits, franchises, and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, antitrust laws or Environmental Laws and the rules and regulations and laws with respect to social security, workers' housing funds, and pension funds obligations), except where the failure to so comply would not have a Material Adverse Effect.

19.24    Pension and Welfare Plans

         During the consecutive twelve-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Utilisation hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Obligor, any of its Subsidiaries, or any its ERISA Affiliates of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension
         Plan), fine or penalty. No Obligor, nor any of its Subsidiaries, has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

19.25    Environmental Matters

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

         (a) each of the properties owned or leased by an Obligor or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Obligors or any of their respective Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

         (b) No Obligor has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of an Obligor or any of its Subsidiaries, is any such notice being threatened.

         (c) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, an Obligor or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

         (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of an Obligor or any of its Subsidiaries, threatened, under any Environmental Law to which an Obligor or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to an Obligor or any of its Subsidiaries, the Real Properties or the Businesses.

         (e) There has been no release (including disposal) or to Cemex Parent's knowledge, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of an Obligor or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

         (f) None of the Real Properties contains any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute a violation of, or could give rise to liability under, Environmental Laws.

         (g) No Obligor, nor any of their respective Subsidiaries, has assumed any liability of any Person (other than another Obligor or one of its Subsidiaries) under any Environmental Law. This Clause 19.23 constitutes the only representations and warranties of the Obligors with respect to any Environmental Law or Hazardous Substance.

19.26    Mutual  Benefits

         Each Guarantor represents and warrants to each Finance Party as follows: having taken into account the financial interdependence and mutual reliance between each Guarantor, its subsidiaries, and the Borrower, the continuing financial and other assistance from time to time given by each Guarantor to the Borrower and the other Obligors and vice versa, each Guarantor expects to derive material benefits, directly or indirectly (through the financing provided to its subsidiaries), from the financing obtained under this Facility, both in its separate capacity, as shareholder in various subsidiaries and as member of the Group, since the successful operation and condition of each Guarantor is dependent on the continued successful performance of the functions of the Group as a whole.

19.27    Repetition

         The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

         (a) the date of each Utilisation Request and the first day of each Interest Period; and

         (b) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

20.      INFORMATION UNDERTAKINGS

         The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1     Financial statements

         The Borrower shall supply to the Agent:

         (a)      as soon as the same become available, but in any event within:

                  (i) 120 days after the end of each of the financial years of Cemex Parent:

                           (A) a copy of the annual audit report for such year for Cemex Parent and its Subsidiaries containing consolidated and consolidating balance sheets of Cemex Parent and its Subsidiaries, as of the end of such financial year and consolidated statements of income and cash flows of Cemex Parent and its Subsidiaries, for such financial year, in each case accompanied by an opinion acceptable to the Majority Lenders (acting reasonably) by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognised standing acceptable to the Majority Lenders, together with a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of Cemex Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Mexican GAAP, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; and

                           (B) the audited unconsolidated financial statements of each Guarantor (other than Cemex Parent) for that financial year (if available and upon request by the Agent); and

                  (ii) 183 days after the end of the financial year of the Borrower, its audited unconsolidated financial statements for that financial year; and

                  (iii) 183 days after the end of the financial year of Cemex Spain, its audited consolidated financial statements for that financial year (if available); and

         (b)      as soon as the same become available, but in any event within:

                  (i) 60 days after the end of each of the first three quarterly periods of each of the financial years of Cemex Parent:

                           (A) consolidated balance sheets of Cemex Parent and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of Cemex Parent and its Subsidiaries for the period commencing at the end of the previous financial year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by an Authorised Signatory of Cemex Parent as having been prepared in accordance with Mexican GAAP and together with a certificate of an Authorised Signatory of Cemex Parent, as to compliance with the terms of this Agreement; and

                           (B) together with the financial statements delivered with respect to the fiscal quarter ended 30 June 2005, a schedule of all Material Subsidiaries of the Borrower, after giving effect to the acquisition of RMC Group PLC.

                  (ii) 90 days after the end of each of the first three quarterly periods of each of the financial years of the Borrower, its unconsolidated financial statements for that period; and

                  (iii) 90 days after the end of each of the first half of each of the financial years of Cemex Spain, its consolidated financial statements for that period (if available).

20.2     Compliance Certificate

         (a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph
                  (a)(i)(A), (a)(ii), (b)(i)(A) or (b)(ii) of Clause 20.1
                  (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21.13 (Financial condition covenants) as at the date as at which those financial statements were drawn up.

         (b) Each Compliance Certificate shall be signed by an Authorised Signatory of Cemex Parent or the Borrower, as the case may be.

20.3     Requirements as to financial statements

         (a) Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by an Authorised Signatory of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

         (b) The Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using Applicable GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Applicable GAAP or the accounting practices or reference periods and, unless amendments are agreed in accordance with paragraph (c) of this Clause 20.3 its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

                  (i) a description of any change necessary for those financial statements to reflect the Applicable GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

                  (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21.13 (Financial condition covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

                  Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

         (c) If the Borrower adopts International Accounting Standards or, subject to paragraph (b) above, there are changes to the Applicable GAAP, or the accounting practices or reference periods the Borrower and the Agent shall, at the Borrower's request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 21.13 (Financial condition covenants) and the ratios used to calculate the Margin and, in each case, the definitions used therein as may be necessary to ensure that the criteria for evaluating the Group's financial condition grant to the Lenders protection equivalent to that which would have been enjoyed by them had the Borrower not adopted International Accounting Standards or there had not been a change in the Applicable GAAP, or the accounting practices or reference periods (subject to compliance with paragraph (b) above). Any amendments agreed will take effect on the date agreed between the Agent and the Borrower subject to the consent of the Majority Lenders. If no such agreement is reached within 90 days of the Borrower's request, the Borrower will remain subject to the obligation to deliver the information specified in paragraph (b) of this Clause 20.3.

20.4     Information: miscellaneous

         The Borrower shall supply to the Agent:

         (a) within five days after the same are sent, copies of all financial statements and reports that Cemex Parent sends to the holders of any class of its debt securities; and

         (b) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

20.5     Notification of default

         (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence and in any event within five days after becoming aware of the occurrence of such Default (unless that Obligor is aware that a notification has already been provided by another Obligor).

         (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6     "Know your client" checks

         (a) Each Obligor shall promptly upon the request of the Agent or any Lender and each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your client" or other checks, such as the checks required by the US Patriot Act (Title III of Pub. L. 107-56 (signed into law 26 October 2001) in relation to the identity of any person that it is required by law to carry out in relation to the transactions contemplated in the Finance Documents. For the avoidance of doubt, a Lender will have no obligation towards the Agent to evidence that it has complied with any "know your client" or similar checks in relation to the Obligors.

         (b) The Borrower shall, by not less than 5 Business Days' written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors).

         (c) Following the giving of any notice pursuant to paragraph (b) above, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your client" or other checks in relation to the identity of any person that it is required by law to carry out in relation to the accession of such Additional Obligor to this Agreement.

20.7     Notices

         Give notice to the Agent and each Lender as soon as practicable after the occurrence of:

         (a) promptly after the commencement thereof, notice of all litigation, actions, investigations and proceedings before any court, Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Clause 19.5 (Litigation; Material Adverse Effect) or the receipt of written notice by the Borrower or any of its subsidiaries of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect;

         (b) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

         (c) any increase of the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Spain above 0.35 to 1.00.

         Each notice pursuant to this Clause 20.7 shall be accompanied by a certificate signed by an Authorised Signatory setting forth details of the occurrence referred to therein and stating what action the relevant member of the Group proposes to take with respect thereto.

21.      GENERAL UNDERTAKINGS

         The Borrower and the Guarantors hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or Agent hereunder, the Borrower and the Guarantors shall and, in the case of Cemex Parent only, shall cause each of its Subsidiaries to:

21.1     Compliance with laws and Contractual Obligations, etc.

         (a) Comply, in all material respects, with all applicable Requirements of Law (including with respect to the licences, approvals, certificates, permits, franchises, notices, registrations and other governmental authorisations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all material Contractual Obligations, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

         (b) In the case of the Borrower, comply with any applicable provisions of the Dutch Banking Act and any implementing regulations including, without limitation, the Dutch Exemption Regulation and the Dutch Policy Guidelines.

         (c) In the case of the Borrower, for so long as it is a requirement of Dutch law that each Lender hereunder be a Professional Market Party at the time such Lender enters into this Agreement, the Borrower shall represent and warrant to each Lender, as of each date that any New Lender becomes a Lender hereunder, that the Borrower has verified that on such date such New Lender is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besloten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

21.2     Payment of obligations

         Pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect; provided that no member of the Group shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

21.3     Maintenance of insurance

         Maintain insurance with reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which Cemex Parent or such Subsidiary of Cemex Parent operates.

21.4     Conduct of business and preservation of corporate existence

         Continue to engage in business of the same general type as now conducted by members of the Group and preserve and maintain its corporate existence, rights (charter and statutory), licences, consents, permits, notices or approvals and franchises deemed material to its business; provided that no member of the Group shall be required to maintain its corporate existence in connection with a merger or consolidation permitted by Clause 21.15 (Consolidations and Mergers), and provided further that no member of the Group shall be required to preserve any right or franchise if that member of the Group shall in its good faith judgment determine that the preservation thereof is no longer in the best interests of Cemex Parent or that member of the Group and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

21.5     Inspection of property

         At any reasonable time during normal business hours and from time to time with at least ten Business Days' prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, permit the Agent or any of the Lenders or any agents or representatives thereof to examine and make abstracts from the records and books of account of, and visit the properties of, each of the Obligors, and to discuss the affairs, finances and accounts of such Obligors with any of its officers or directors and with its independent certified public accountants. All expenses associated with such inspection shall be borne by the inspecting Lenders; provided that if a Default or an Event of Default shall have occurred and be continuing, any expenses associated with such inspection shall be borne by the Obligors.

21.6     Books and records

         Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such member of the Group in accordance with Applicable GAAP, consistently applied.

21.7     Maintenance of properties, etc.

         Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain, preserve and protect all intellectual property and all necessary governmental and third party approvals, franchises, licences and permits material to the business of Cemex Parent or any Subsidiary of Cemex Parent; provided that none of the foregoing shall prevent any member of the Group from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licences or permits the discontinuance of which is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

21.8     Maintenance of Government approvals

         Maintain in full force and effect at all times all approvals of and filings with any Governmental Authority or third party required under applicable law for (a) the conduct of its business (including, without limitation, antitrust laws or Environmental Laws); (b) the performance of each Obligors' obligations hereunder and under the other Finance Documents by such Obligors and (c) for the validity or enforceability hereof and thereof, except where in each case, failure to maintain any such approvals or fillings could not reasonably be expected to have a Material Adverse Effect.

21.9     Pari passu ranking

         Ensure that at all times the obligations of each Obligor under the Finance Documents constitute unconditional general obligations of such Obligor ranking in priority of payment at least pari passu with all other senior unsecured, unsubordinated Debt of such Obligor.

21.10    Transactions with Affiliates

         Conduct each transaction otherwise permitted under this Agreement with any of its Affiliates on terms that are commercially reasonable and no less favourable to that member of the Group than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

21.11    Use of Proceeds

         The Borrower will use the proceeds of all Loans made hereunder for general corporate purposes (including the repayment of existing Debt of Cemex Parent or any of its Subsidiaries).

21.12    Further assurances

         From time to time, do and perform any and all acts and execute any and all documents as may be necessary or as reasonably requested by any Lender in order to effect the purposes of this Agreement or to protect the rights or interests of the Lenders under any of the Finance Documents.

Negative Covenants - all Obligors

The Borrower and the Guarantors hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Agent hereunder, the Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

21.13    Financial condition covenants

         (a) Permit the Consolidated Leverage Ratio of Cemex Parent at any time to exceed 3.50 to 1.00.

         (b) Permit the Consolidated Fixed Charge Coverage Ratio of Cemex Parent for any period of four consecutive fiscal quarters of Cemex Parent to be less than 2.50 to 1.00.

         (c) At the time of any entry into or incurrence of any Debt or other obligation constituting a portion of Total Borrowings of the Borrower, and after giving effect thereto, permit the ratio of Total Borrowings of the Borrower to Total Net Worth of Cemex Spain, to exceed 0.35 to 1.0.

         (d) Concurrently with the delivery by Cemex Parent of any financial statements pursuant to Clause 20 (Information Undertakings), Cemex Parent shall deliver to the Agent (with sufficient copies for each Lender) a certificate from an Authorised Signatory containing all information and calculations necessary for determining compliance by the Borrower with paragraphs (a), (b) and (c) of this Clause 21.13.

21.14    Liens

         Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any member of the Group, whether now owned or held or hereafter acquired, other than the following ("Permitted Liens"):

         (a) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves or other appropriate provision, if any, as shall be required by Applicable GAAP shall have been made;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Applicable GAAP shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (e) liens existing on the date of this Agreement (other than liens with respect to the acquisition of RMC Group PLC) as described in Part I of Schedule 10 and liens existing as of 31 March 2005 (including liens with respect to the acquisition of RMC Group PLC) as described in Part II of Schedule 10 (Permitted Liens);

         (f) any Lien on property acquired by the Borrower or any Guarantor or any of their Subsidiaries after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by any member of the Group after the date hereof; provided, further that (i) any such Lien permitted pursuant to this paragraph (f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (ii) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

         (g) any Lien renewing, extending or refunding any Lien permitted by paragraph (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

         (h) any Liens created on shares of capital stock of Cemex Parent or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that (i) any shares of Subsidiary stock held in such trust, corporation or entity could be sold by Cemex Parent; and (ii) proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of any member of the Group's interest in such trust, corporation or entity are applied as provided under Clause 21.16 (Sales of assets, etc); and provided further that such Liens may not secure Debt of any member of the Group (unless permitted under another clause of this Clause 21.14);

         (i) any Liens on securities securing repurchase obligations in respect of such securities;

         (j) any Liens in respect of any Receivables Program Assets which are or may be sold or transferred pursuant to a Qualified Receivables Transaction; and

         (k)      in addition to the Liens permitted by the foregoing clauses
                  (a) through (j), Liens securing Debt of Cemex Parent and its Subsidiaries (taken as a whole) not in excess of 5% of the Adjusted Consolidated Net Tangible Assets of Cemex Parent;

         unless, in each case, Cemex Parent has made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

21.15    Consolidations and mergers

         With respect to the Obligors only, in one or more related transactions
         (a) consolidate with or merge into any other Person or permit any other Person to merge into it, or (b) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person unless, with respect to any transaction described in (a) or (b) above:

         (a) immediately after giving effect to such transaction, the Person formed by any such consolidation or merger, if it was not an Obligor, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties or assets of such Obligor (any such Person, a "Successor") (i) shall be a company organised and validly existing under the laws of its place of incorporation, which in the case of a Successor to the Borrower or any Guarantor, shall be any of Mexico, the United States, Canada, France, Belgium, Germany, Italy, Luxembourg, The Netherlands, Portugal, Spain, Switzerland or the United Kingdom or any political subdivision thereof, (ii) shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Majority Lenders, all of the obligations of that Obligor, under each of the Finance Documents to which that Obligor is party;

         (b) in the case of any such transaction involving the Borrower or any Guarantor, the Borrower or such Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify each Lender and the Agent against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Lender and/or the Agent solely as a consequence of such transaction with respect to any payments under the Finance Documents;

         (c) immediately after giving effect to such transaction, including for purposes of this paragraph (c), the substitution of any Successor to any Obligor for such Obligor (treating any Debt or Lien incurred by any Obligor or any Successor to such Obligor, as a result of such transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

         (d) the Borrower shall have delivered to the Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement is required in connection with such transaction, such written agreement shall comply with the relevant provisions of this Clause 21, and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

21.16    Sales of assets, etc.

         Sell, lease or otherwise dispose of any of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of Cemex Parent or any Subsidiary of Cemex Parent sold in the ordinary course of business and (b) assets not used, usable or held for use in connection with cement operations and related operations, unless the proceeds of the sale of such assets are retained by Cemex Parent or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of Cemex Parent or any Subsidiary of Cemex Parent, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.

21.17    Restricted payments

         In the case of Cemex Parent only, declare or pay any dividend (other than dividends payable solely in common stock of Cemex Parent) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Cemex Parent (other than any cash payment in respect of pre-existing scheduled obligations under forward purchase agreements for stock of Cemex Parent entered into by Cemex Parent or its Subsidiaries with third-party financial institutions) whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or obligations of any Person (collectively, "Restricted Payments") (a) while any Event of Default described in paragraph (a) or (b) of Clause 22 (Events of Default) or any Default or Event of Default described in paragraph (d) of Clause 22 (Events of Default) (but only with respect to Clause 21.13 (Financial condition covenants)) shall have occurred and be continuing or (b) if any Default or Event of Default would exist after giving effect to such Restricted Payment.

21.18    Accounting changes

         (a) Make or permit any change in accounting policies or reporting practices, except as required or permitted by Applicable GAAP or (b) permit the fiscal year of any Obligor to end on a day other than 31 December or change any Obligor's method of determining fiscal quarters, unless, in the case of paragraph (b), the Borrower shall have entered into negotiations with the Agent in order to amend the relevant provisions of this Agreement so as to equitably reflect such change in the Borrower's fiscal year end or method of calculating fiscal quarters with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made (and until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change had not occurred).

21.19    Clauses restricting Subsidiary distributions

         Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Debt owed to, any Obligor or any other such Restricted Subsidiary, (b) make loans or advances to, or other investments in, any Obligor or any other such Restricted Subsidiary or (c) transfer any of its assets to any Obligor or any other such Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that nothing in this Clause 21.19 shall prevent CTW from paying declaring or paying any dividend to the Borrower.

21.20    Change in nature of business

         With respect to the Obligors and all Material Subsidiaries only, make any material change in the nature of its business as carried on at the date hereof.

21.21    Margin regulations

         Use any part of the proceeds of the Loans for any purpose which would result in any violation (whether by the Borrower, any Guarantor, the Agent or the Lenders) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose, or engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

21.22    Ownership of Cemex Spain
        Permit the Borrower at any time to own less than an 80% direct (or indirect if solely through intermediate holding companies which have no indebtedness and no restrictions on their ability to pay dividends) voting and equity ownership interest in Cemex Spain, or its successors or transferees in the event of the merger or consolidation of Cemex Spain or the transfer, conveyance, sale, lease or other disposition of all or substantially all its properties and assets in Clause 21.15 (Consolidations and mergers).

21.23    Ownership of the Borrower

         Permit Cemex Parent at any time to cease to control, or to own less than a 90% direct or indirect equity ownership interest in, the Borrower, or its Successors or transferees in the event of the merger or consolidation of the Borrower or the transfer, conveyance, sale, lease or other disposition of all or substantially all its properties and assets in accordance with Clause 21.15 (Consolidations and mergers).

21.24    Ownership of Trademark Companies

         (a) Permit the Borrower, at any time after 31 December 2003, to own less than a 99.9% direct voting and equity ownership interest in CTW and each other Trademark Company, provided that such interest may be indirect in the case of any Trademark Company in which CTW owns a 99.9% direct voting and equity ownership interest.

         (b) Permit Cemex Parent at any time to own less than 99.9% direct or indirect voting and equity ownership interest in each Trademark Company.

21.25    Incurrence of Debt by Trademark Companies

         Permit any Trademark Company at any time to assume, incur or suffer to exist any Debt or other monetary liability of any kind to any Person other than any member of the Group except, in the case of any monetary liability not constituting Debt, in the ordinary course pursuant to its day to day business activities.

22.      EVENTS OF DEFAULT

22.1     Events of Default

         If any of the following specified events (each an "Event of Default") shall occur:

         (a) any principal of any Loan is not paid when due in accordance with the terms hereof; or

         (b) any interest on any Loan, any fee or other amount payable hereunder or under any other Finance Document, is not paid within three Business Days after any such interest or other amount becomes due and payable in accordance with the terms hereof; or

         (c) any representation or warranty made or deemed made by any Obligor herein or in any other Finance Document or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Finance Document shall prove to have been incorrect in any material respect on or as of the date made or deemed to be made and, if remediable, such failure shall remain unremedied for thirty days after the earlier of the date on which (i) written notice thereof shall have been given to the Borrower by the Agent and (ii) a director of any Obligor becomes aware of such incorrectness; or

         (d) any Obligor shall fail to perform or observe any term, covenant or agreement contained in Clause 20.1 (Financial Statements), paragraph (a) of Clause 20.5 (Notification of default), Clause 21.4 (Conduct of business and preservation of corporate existence) (with respect to the Borrower's or any Guarantor's existence only), Clause 21.5 (Inspection of Property), Clause 21.9 (Pari passu ranking) or Clauses 21.13 (Financial condition covenants) to Clause 21.25 (Incurrence of debt by trademark companies) of this Agreement; or

         (e) any Obligor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Finance Document (other than as provided in paragraphs (a) to (d) of this Clause 22.1), and such default shall continue unremedied for a period of 30 days after the earlier of the date on which (i) written notice shall have been given to the Borrower by the Agent at the request of any Lender and (ii) a director of any Obligor becomes aware of such failure; or

         (f) the occurrence of a default or event of default under any indenture, agreement or instrument relating to any Material Debt of any Cemex Parent or any of its Subsidiaries and (unless any principal amount of such Material Debt is otherwise due and payable) such default or event of default results in the acceleration of the maturity of any principal amount of such Material Debt prior to the date on which it would otherwise become due and payable; or

         (g) the Borrower, any Guarantor or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganisation, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganisation or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorise any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles) or under Dutch law; or

         (h) an involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any Material Subsidiary seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against the Borrower, any Guarantor or any Material Subsidiaries under any bankruptcy, insolvency suspension de pagos or other similar law as now or hereafter in effect; or

         (i) a final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of U.S.$50,000,000 shall be rendered against the Borrower, Cemex Parent and/or one or more of the Subsidiaries of Cemex Parent that are neither discharged nor bonded in full within 30 days thereafter; or

         (j) the obligations of the Borrower under this Agreement or of any Obligor under this Agreement shall fail to rank at least pari passu with all other senior unsecured Debt of the Borrower or such Obligor, as the case may be; or

         (k) the Borrower shall contest the validity or enforceability of any Finance Document or shall deny generally the liability of the Borrower under any Finance Documents or any Guarantor shall contest the validity of or the enforceability of their guarantee hereunder or any obligation of any Guarantor under Clause 18 (Guarantee and Indemnity) hereof shall not be (or is claimed by either Guarantor not to be) in full force and effect;

         (l) any governmental or other consent, license, approval, permit or authorisation which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by the Borrower or any Guarantor of any Finance Document to which it is a party or to make such Finance Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Agent or the Lenders; or

         (m) any Governmental Authority shall condemn, nationalise, seize or otherwise expropriate all or any substantial portion of the property of, or capital stock issued or owned by, the Borrower or any Guarantor or take any action that would prevent the Borrower or any Guarantor from performing its obligations under this Agreement or the other Finance Documents; or

         (n) a moratorium shall be agreed or declared in respect of any Debt of the Borrower or any Guarantor or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower or any Guarantor for the purpose of performing any material obligation under any Agreement or any other Finance Document; or

         (o) the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 20% or more in voting power of the outstanding voting stock of the Borrower or any other Guarantor is acquired by any Person; provided that the acquisition of beneficial ownership of capital stock of Cemex Parent or any other Guarantor by Lorenzo H. Zambrano or any member of his immediate family shall not constitute an Event of Default, then, and in any such event:

                  (i) if such event is an Event of Default specified in paragraphs (h) or (i) above with respect to any Obligor, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Finance Documents shall immediately become due and payable; and

                  (ii) if such event is any other Event of Default, either of the following actions may be taken:

                           (A) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and

                           (B) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Finance Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         Except as expressly provided above in this Clause, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                                    SECTION 9
                               CHANGES TO PARTIES

23.      CHANGES TO THE LENDERS

23.1     Assignments and transfers by the Lenders

         Subject to this Clause 23, a Lender (the "Existing Lender") may:

         (a) assign any of its rights and benefits in respect of any Utilisation; or

         (b) transfer by novation any of its rights, benefits and obligations in respect of any Commitment or Utilisation,

         to another bank or financial institution or to a securitisation trust or fund or (subject to paragraph (a) of Clause 23.2 (Conditions of assignment or transfer)) other entity (the "New Lender").

23.2     Conditions of assignment or transfer

         (a) The Borrower must be given prior notification of any assignment or transfer becoming effective under Clause 23.1 (Assignments and transfers by the Lenders) and the consent of the Borrower is required for an assignment or transfer to an entity which is not a bank or financial institution or a securitisation trust or fund.

         (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

         (c)      An assignment will only be effective on:

                  (i) receipt by the Agent of written confirmation from the New Lender that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

                  (ii) the satisfaction of the Agent with the results of all "know your client" or other checks relating to the identity of any person that it is required by law to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

         (d) A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

         (e) An assignment or transfer will be effective upon surrender for registration of assignment or transfer, by way of an endorsement (endoso) and delivery of the Notes held by the Existing Lender evidencing such Loan accompanied by a duly executed Transfer Certificate, and thereupon one or more new Notes shall be issued to the New Lender.

         (f)      If:

                  (i) a Lender assigns or transfers any of its rights, benefits or obligations under the Finance Documents or changes its Facility Office; and

                  (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

         (g) Notwithstanding any of the preceding provisions of this Clause 23 to the contrary, for so long as it is a requirement of Dutch law that each Lender be a Professional Market Party (i) any Existing Lender shall, at least five Business Days prior to the date of any proposed assignment, provide to the Borrower and the Agent information in respect of the prospective New Lender sufficient to enable the Borrower to verify the Professional Market Party status of such New Lender and (ii) no such assignment shall be permitted unless the New Lender is a Verifiable Professional Market Party or unless the Borrower determines that such New Lender qualifies as a Professional Market Party; provided that the Borrower shall be deemed to have made such determination if, on or prior to the fifth Business Day after the Existing Lender has provided the information described in section (i) above, the Borrower has not made a good faith determination, based on an opinion of reputable Dutch counsel, and notified the Agent and the Existing Lender thereof (together with a copy of such opinion of counsel) in writing, that (x) the Assignee does not qualify as a Professional Market Party or (y) the Borrower is unable to determine whether the New Lender qualifies as a Professional Market Party.

         (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States in accordance with applicable law and without compliance with the foregoing provisions of this Clause 23.2 provided however, that such pledge or assignment shall not release such Lender from its obligations hereunder.

23.3     Assignment or transfer fee

         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $2,000, except no such fee shall be payable in connection with an assignment or transfer to a New Lender upon primary syndication of the Facilities.

23.4     Limitation of responsibility of Existing Lenders

         (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                  (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                  (ii)     the financial condition of any Obligor;

                  (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                  (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                  and any representations or warranties implied by law or regulation are excluded.

         (b) Each New Lender confirms to the Existing Lender, and the other Finance Parties that it:

                  (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         (c)      Nothing in any Finance Document obliges an Existing Lender to:

                  (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

                  (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5     Procedure for transfer

         (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and send a copy to the Borrower.

         (b)      On the Transfer Date:

                  (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

                  (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                  (iii) the Agent, the Arranger, the New Lender and the other Lenders, shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

                  (iv)     the New Lender shall become a Party as a "Lender".

23.6     Copy of Transfer Certificate to Borrower

         The Agent shall, as soon as reasonably practicable after it has received a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

23.7     Disclosure of information

         Any Lender may disclose to any of its Affiliates and any other person:

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation (provided that, for so long as it is a requirement of Dutch law, such sub-participant qualifies as a Professional Market Party) in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents; or

         (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

         any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate provided that the person to whom the information is to be given has entered into a Confidentiality Undertaking.

23.8     Interest

         All interest accrued in the Interest Period in which a transfer is effective shall be paid to the Existing Lender.

23.9     Existing Lenders

         No person may become a Lender under this Agreement until it has confirmed at the date of this Agreement that it is either (i) a Professional Market Party or (ii) exempted from the requirement to be a Professional Market Party because it forms a closed circle (besolten kring), within the meaning of the Dutch Exemption Regulation, with the Borrower.

24.      CHANGES TO THE OBLIGORS

24.1     Assignments and transfers by Obligors

         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2     Additional Guarantors

         (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 20.6 ("Know your client" checks), the Borrower may request that any of its wholly owned Subsidiaries become an Additional Guarantor.

         (b) The Borrower shall procure that in respect of (i) each of its Subsidiaries to whom a sale, lease, transfer or other disposal is made by an Obligor in accordance with the terms of this Agreement; (ii) each of its Subsidiaries which is or which is deemed to be a Material Subsidiary in accordance with the terms of this Agreement, such Subsidiary or the Holding Company of such Material Subsidiary (at the election of the Borrower) or such person respectively become an Additional Guarantor (unless such Subsidiary or such Material Subsidiary (in the case of (i) and (ii) respectively) is already a Guarantor) by:

                           (A) the Borrower delivering to the Agent a duly completed and executed Accession Letter; and

                           (B) the Agent receiving from the Borrower all of the documents and other evidence referred to in Part II of Schedule 2 (Conditions Precedent required to be delivered by an Additional Guarantor) in relation to that Additional Guarantor.

         (c) The Agent shall notify the Guarantors and the Lenders promptly upon being satisfied that it has received all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent required to be delivered by an Additional Guarantor).

         (d) For the purposes of this Clause 24.2 only, a "Holding Company" means, in relation to a Material Subsidiary, any company or corporation in respect of which it is a Subsidiary and which is not in turn a Subsidiary of a Holding Company (as defined in Clause 1.1 (Definitions)).

24.3     Resignation of Guarantor

         A Guarantor (a "Resigning Guarantor") will cease to be a Guarantor if:

         (a) it makes a sale, lease, transfer or other disposal of all or substantially all (but not a part only) of its assets to another member of the Group which is or becomes a Guarantor in accordance with paragraph (a) (i) of Clause 24.2 (Additional Guarantors); or

         (b)      its Holding Company becomes a Guarantor,

        provided that:

                  (i) such Resigning Guarantor also, if applicable, ceases concurrently to be a guarantor in respect of any other indebtedness of the Group or of any member of the Group;

                  (ii) such Resigning Guarantor notifies the Agent of any sale, lease, transfer or other disposal in accordance with paragraph (a) of this Clause 24.3; and

                  (iii) the Borrower may not resign as a Guarantor without the consent of all Lenders.

24.4     Repetition of Representations

         Delivery of an Accession Letter constitutes confirmation by the relevant Affiliate that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

                                   SECTION 10
                               THE FINANCE PARTIES

25.      ROLE OF THE AGENT AND THE ARRANGER

25.1     Appointment of the Agent

         (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each of the Arranger and the Lenders, authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2     Duties of the Agent

         (a) The Agent shall promptly forward to a Party the original or a copy of any document (including, but not limited to, the Borrower's annual financial statements) which is delivered to the Agent for that Party by any other Party.

         (b) The Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

         (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

         (d) If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

         (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3     Role of the Arranger

         Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4     No fiduciary duties

         (a) Nothing in this Agreement constitutes the Agent and/or the Arranger, as a trustee or fiduciary of any other person.

         (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5     Business with the Group

         The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6     Rights and discretions of the Agent

         (a)      The Agent may rely on:

                  (i) any representation, notice or document (including, for the avoidance of doubt, any representation, notice or document communicating the consent of the Majority Lenders pursuant to Clause 34.1 (Required consents)) believed by it to be genuine, correct and appropriately authorised; and

                  (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                  (i) no Default has occurred (unless it has actual knowledge of a Default arising under paragraphs (a) or (b) of Clause 22 (Events of Default));

                  (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                  (iii) any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

         (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

         (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

         (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law and regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7     Majority Lenders' instructions

         (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

         (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

         (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                  VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8     Responsibility for documentation

         Neither the Agent nor the Arranger:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9     Exclusion of liability

         (a) Without limiting paragraph (b) below, neither the Agent nor the Arranger will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct or wilful breach of any Finance Document.

         (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 25 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

         (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

         (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any checks pursuant to any laws or regulations relating to money laundering in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10    Lenders' indemnity to the Agent

         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11    Resignation of the Agent

         (a) The Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the other Finance Parties and the Borrower.

         (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

         (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the European Union).

         (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

         (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

         (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12    Confidentiality

         (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

         (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

         (c) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent and the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

25.13    Relationship with the Lenders

         (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

         (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

25.14    Credit appraisal by the Finance Parties

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a) the financial condition, status and nature of each member of the Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15    Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16    Agent's Management Time

         Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent) and Clause 25.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12
         (Fees).

25.17    Deduction from amounts payable by the Agent

         If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.      SHARING AMONG THE FINANCE PARTIES

27.1     Payments to Finance Parties

         If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) (whether by way of set-off or otherwise) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2     Redistribution of payments

         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3     Recovering Finance Party's rights

         (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

         (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4     Reversal of redistribution

         If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

         (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

         (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5     Exceptions

         (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant Obligor.

         (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                  (i) it notified that other Finance Party of the legal or arbitration proceedings; and

                  (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

28.      PAYMENT MECHANICS

28.1     Payments to the Agent

         (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payments by Obligors or Lenders shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2     Distributions by the Agent

         Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London).

28.3     Distributions to an Obligor

         The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4     Clawback

         (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

         (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5     Partial payments

         (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                  (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

                  (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                  (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                  (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6     No set-off by Obligors

         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7     Business Days

         (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8     Currency of account

         (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

         (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

         (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9     Change of currency

         (a) Unless otherwise prohibited by law or regulation, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

                  (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other rounded up or down by the Agent (acting reasonably).

         (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.      SET-OFF

         A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.      NOTICES

30.1     Communications in writing

         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 30.5 (Electronic Communication)) by email.

30.2     Addresses

         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of the Borrower, that identified with its name below;

         (b) in the case of each Lender, or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c)      in the case of the Agent, that identified with its name below,

         or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3     Delivery

         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                  (i)      if by way of fax, when received in legible form; or

                  (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

         (c) All notices from or to an Obligor shall be sent through the Agent. The Borrower may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

         (d) Any communication or document made or delivered to the Borrower in accordance with this Clause 30.3 will be deemed to have been made or delivered to each of the Obligors.

30.4     Notification of address and fax number

         Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5     Electronic communication

         (a) Any communication to be made between the Agent and a Lender and/or any member of the Group under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender and/or member of the Group:

                  (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                  (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                  (iii) notify each other of any change to their address or any other such information supplied by them.

         (b) Any electronic communication made between the Agent and a Lender and/or any member of the Group will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender and/or any member of the Group to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

30.6     English language

         (a) Any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents provided under or in connection with any Finance Document must be:

                  (i)      in English or Spanish; or

                  (ii) if not in English or Spanish and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.7     Obligor Agent

         (a) Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests, Renewal Requests or Selection Notices), to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or consent of such Obligor; and
                  (ii) each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to the Borrower on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Utilisation Requests, Renewal Requests or Selection Notices) or executed or made such agreements or received any notice, demand or other communication.

         (b) Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower, or given to the Borrower, in its capacity as agent in accordance with paragraph (a) of this Clause 30.7, in connection with this Agreement shall be binding for all purposes on such Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Borrower and any other Obligor, those of the Borrower shall prevail.

30.8     Use of Websites

         (a) The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

                  (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                  (ii) both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

                  (iii) the information is in a format previously agreed between the Borrower and the Agent.

                  If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

         (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

         (c) The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

                  (i) the Designated Website cannot be accessed due to technical failure;

                  (ii) the password specifications for the Designated Website change;

                  (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

                  (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

                  (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

                  If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

         (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

31.      CALCULATIONS AND CERTIFICATES

31.1     Accounts

         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2     Certificates and Determinations

         Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3     Day count convention

         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days, or where the interest, commission or fee is to accrue in respect of any amount denominated in sterling, 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31.4     No personal liability

         If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

32.      PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the laws or regulations of any other jurisdiction will in any way be affected or impaired.

33.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or regulation.

34.      AMENDMENTS AND WAIVERS

34.1     Required consents

         (a) Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

         (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

         (c) The Borrower may effect, as agent of each Obligor, any amendment or waiver permitted by this Clause 34.

34.2     Exceptions

         (a) An amendment or waiver that has the effect of changing or which relates to:

                  (i) the definition of "Majority Lenders" or "Optional Currency" in Clause 1.1 (Definitions);

                  (ii) an extension to the date of payment of any scheduled payment of any amount under the Finance Documents;

                  (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                  (iv) a change in currency of payment of any amount under the Finance Documents;

                  (v)      an increase in or an extension of any Commitment;

                  (vi) a change to the Borrower or any of the Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

                  (vii) any provision which expressly requires the consent of all the Lenders; or

                  (viii) Clause 2.2 (Finance Parties' rights and obligations), Clause 18 (Guarantee and Indemnity), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors) or this Clause 34, shall not be made without the prior consent of all the Lenders.

         (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger, may not be effected without the consent of the Agent or the Arranger at such time.

35.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

36.      GOVERNING LAW

36.1     This Agreement is governed by English law.

         36.2 If the Borrower or any of the Original Guarantors is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws and regulations of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws and regulations shall govern the existence and extent of such attorney's or attorney's authority and the effects of the exercise thereof.

37.      ENFORCEMENT

37.1     Jurisdiction of English Courts

         (a) Each of the parties hereto irrevocably submits to the jurisdiction of the courts of England and to the jurisdiction of the courts of its own domicile with respect to any action initiated against it, to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

         (b) the Parties agree that such courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) To the extent allowed by law or regulation, the Finance Parties may take proceedings related to a Dispute in any other courts with jurisdiction or concurrent proceedings in any number of jurisdictions.

37.2     Service of process

         Without prejudice to any other mode of service allowed under any relevant law or regulation, each Obligor (other than an Obligor incorporated in England and Wales):

         (a) shall irrevocably appoint the Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and shall procure that the Process Agent confirms its acceptance of that appointment in writing on or before the date of this Agreement; and

         (b) agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

38.      WAIVER OF SOVEREIGN IMMUNITY

         To the extent that Cemex Parent or any Obligor has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, Cemex Parent or the relevant Obligor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, Cemex Parent and each Obligor agrees that the waivers set forth in this Clause 38 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for the purposes of such Act.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     Part I
                              The Original Obligors

                                     Part IA

Name of Borrower                          Registration number (or equivalent, if
                                          any)

New Sunward Holding B.V.                  34133556

Address for delivery of Notices:

Amsteldijk 166,
1079LH Amsterdam,
The Netherlands

Tel:   (31) 20 642-2048
Fax:   (31) 20 644-4095
Attn:  Managing Director(s)


                                     Part IB

Name of Original Guarantors               Registration numbers (or equivalent,
                                          if any)

CEMEX, S.A. de C.V.                       numero 21, folios 157 a 186 vuelta,
                                          volumen 16, Libro No. 3, Segundo
                                          Auxiliar Escrituras de Sociedades
                                          Mercantiles, Seccion de Comercio, 11
                                          de junio de 1920, Registro Publico de
                                          la Propiedad y del Comercio de
                                          Monterrey, Nuevo Leon

Address for delivery of Notices:

Ave. Ricardo Margain Zozaya #325
Col. Valle del Campestre
San Pedro Garza Garcia, N.L.
Mexico, 66265

Tel:   (52 81) 8888-4115
Fax:   (52 81) 8888-4415
Attn:  Humberto Lozano

Cemex Mexico, S.A. de C.V.                Numero 55, folio 127, volumen 186,
                                          Libro No. 3, Segundo Auxiliar
                                          Escrituras de Sociedades Mercantiles,
                                          Seccion de Comercio, 23 de agosto de
                                          1968, Registro Publico de la Propiedad
                                          y del Comercio de Monterrey, Nuevo
                                          Leon

Address for delivery of Notices:

Ave. Ricardo Margain Zozaya #325
Col. Valle del Campestre
San Pedro Garza Garcia, N.L.
Mexico, 66265

Tel:   (52 81) 8888-4115
Fax:   (52 81) 8888-4415
Attn:  Humberto Lozano

Empresas Tolteca de Mexico, S.A. de       Numero 1508, folio 241, volumen 321,
C.V.                                      Libro No. 3, Segundo Auxiliar
                                          Escrituras de Sociedades Mercantiles,
                                          Seccion de Comercio, 22 de septiembre
                                          de 1989, Registro Publico de la
                                          Propiedad y del Comercio de Monterrey,
                                          Nuevo Leon

Address for delivery of Notices:

Ave. Ricardo Margain Zozaya #325
Col. Valle del Campestre
San Pedro Garza Garcia, N.L.
Mexico 66265

Tel:   (52 81) 8888-4115
Fax:   (52 81) 8888-4415
Attn:  Humberto Lozano

                                    Part II

                              The Original Lenders

--------------------------------------------------------------------------------
Name of Original Lender                         Facility A         Facility B
                                                Commitment         Commitment
                                                   US$                 US$
--------------------------------------------------------------------------------
Banco Bilbao Vizcaya Argentaria, S.A.         31,166,666.66       31,166,666.66
BNP Paribas                                   31,166,666.67       31,166,666.67
Citibank, N.A. Nassau Bahamas Branch          31,166,666.67       31,166,666.67
Calyon Sucursal en Espana                       24,250,000         24,250,000
ING Bank N.V.                                   24,250,000         24,250,000
JPMorgan Chase Bank                             24,250,000         24,250,000
Lloyds TSB Bank plc                             24,250,000         24,250,000
Mizuho Corporate Bank, Ltd                      24,250,000         24,250,000
Banco Santander Central Hispano S.A.            24,250,000         24,250,000
The Royal Bank of Scotland plc                  24,250,000         24,250,000
Wachovia Bank, National Association             24,250,000         24,250,000
The Bank of Tokyo-Mitsubishi, Ltd               15,000,000         15,000,000
Fortis Bank S.A./N.V.                           15,000,000         15,000,000
Banco de Sabadell, S.A.                         10,000,000         10,000,000
Bank of America, N.A.                           7,500,000           7,500,000
The Governor and Company of the Bank of
Ireland                                         7,500,000           7,500,000
Banco Itau Europa, S.A. Sucursal
Financeira Exterior                             7,500,000           7,500,000
--------------------------------------------------------------------------------
TOTALS (US$)                                   350,000,000         350,000,000
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     Part I
                   Conditions Precedent to initial Utilisation

1.       Obligors

         (a) A copy of the current constitutional documents of each Obligor including copies certified by one director of the relevant company below of:

                  (i) the akte van oprichting and statuten of the Borrower and a copy of the extract from the trade register of Chamber of Commerce of Amsterdam;

                  (ii) the estatutos sociales in effect on the First Utilisation Date of each Guarantor; and

                  (iii) the power-of-attorney of each Person executing any Finance Document on behalf of any Obligor, together with specimen signatures of such Person.

         (b) A power of attorney granting a specific individual or individuals sufficient power to sign the Finance Documents on behalf of each Original Obligor and in relation to the Borrower and Cemex Parent, a copy of a resolution of the board of directors of the Borrower and Cemex Parent:

                  (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                  (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                  (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

         (c) A specimen of the signature of each person authorised by the resolution or power of attorney referred to in paragraph (b) above in relation to the Finance Documents.

         (d) A certificate of each of the Obligors (signed by an Authorised Signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded.

         (e) A certificate of an Authorised Signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.       Legal opinions

         (a) A legal opinion from Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement satisfactory to the Lenders.

         (b) An opinion with respect to the laws and regulations of The Netherlands from Warendorf, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (c) An opinion with respect to the laws and regulations of Mexico from Ritch, Heather & Mueller, S.C., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

         (d) An opinion from in-house counsel of the Borrower, substantially in the form distributed to the Original Lenders prior to signing the Agreement.

3.       Other documents and evidence

         (a) A copy of this Agreement, duly executed and delivered by each Party.

         (b) A copy of the Notes evidencing the Loans to be made on the First Utilisation Date, executed and delivered by the Borrower and each Guarantor, in favour of each Lender.

         (c)      True and current copies of:

                  (i) audited consolidated financial statements of each of Cemex Parent and its Subsidiaries and Cemex Spain and its Subsidiaries for the 2004 fiscal year;

                  (ii) audited unconsolidated financial statements of the Borrower and each Guarantor other than Cemex Parent for the 2004 fiscal year; and

                  (iii) unaudited unconsolidated interim financial statements of the Borrower and each Guarantor other than Cemex Parent for the quarter ended 31 March 2005.

         (d) A notice of prepayment and cancellation relating to all loans outstanding, and facilities available, under the Existing NSH Agreement, specifying the First Utilisation Date as the date on which such prepayment and cancellation is to take effect.

         (e) Evidence that Cemex UK Limited has accepted its appointment as the Obligors' process agent to receive service of process in relation to any proceedings before the English Courts in connection with any Finance Document.

                                     Part II

    Conditions Precedent required to be delivered by an Additional Guarantor

1.       Obligors

         (a) An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

         (b)      A copy of the constitutional documents of the Additional
                  Guarantor.

         (c) A copy of a resolution of the board of directors of the Additional Guarantor:

                  (i) approving the terms of, and the transactions contemplated by, the Accession Letter and this Agreement and resolving that it execute the Accession Letter;

                  (ii) authorising a specified person or persons to execute the Accession Letter on its behalf; and

                  (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with this Agreement.

         (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

         (e) Should the legal advisers of the Lenders consider it advisable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

         (f) A certificate of the Additional Guarantor (signed by an Authorised Signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

         (g) A certificate of an Authorised Signatory of the Additional Guarantor certifying that each copy document listed in this
                  Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.       Legal opinions

         (a) A legal opinion of the legal advisers to the Additional Guarantor in form and substance reasonably satisfactory to the legal advisers of the Lenders.

         (b) A legal opinion of Clifford Chance, or other firm that can opine for the Additional Guarantor if not Clifford Chance, legal advisers to the Lenders.

3.       Other documents and evidence

         (a) Evidence that any process agent referred to in Clause 37.2 (Service of process) has accepted its appointment.

         (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers (after having taken appropriate legal advice) to be necessary or desirable (if it has notified the Additional Guarantor and the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

         (c)      The Original Financial Statements of the Additional Guarantor.

                                   SCHEDULE 3

                                    REQUESTS

                                     Part I
                               Utilisation Request

From:    [Borrower]

To:      [Agent]

Dated:

Dear Sirs

          Cemex - $700,000,000 Term and Revolving Facilities Agreement
                     dated __________ 2005 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.       We wish to borrow a Loan on the following terms:

        Proposed Utilisation Date:     [   ] (or, if that is not a Business Day,
                                       the next Business Day)

        Facility to be utilised:       [Facility A]/[Facility B]*

        Currency of Loan:              [   ]

        Amount:                        [   ] or, if less, the Available Facility

        Interest Period:               [   ]

3. We confirm that, to the extent applicable, each condition specified in Clause 4.2 (Further conditions precedent) is satisfied or waived on the date of this Utilisation Request.

4.       The proceeds of this Loan should be credited to [account].

5.       This Utilisation Request is irrevocable.

6. Terms used in this Utilisation Request which are not defined in this Utilisation Request but are defined in the Agreement shall have the meaning given to those terms in the Agreement.

                                Yours faithfully


                     .......................................
                            authorised signatory for
                           [New Sunward Holding B.V.]
NOTES:

* delete as appropriate

                                     Part II

                                Selection Notice

From:    [Borrower]

To:      [Agent]

Dated:

Dear Sirs

          Cemex - $700,000,000 Term and Revolving Facilities Agreement
                     dated __________ 2005 (the "Agreement")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.       We refer to the Facility A Loan with an Interest Period ending on [  ].

3. [We request that the above Facility A Loan be divided into [O] term loans with the following Interest Periods:]

         or

         [We request that the next Interest Period for the Facility A Loan is
         [     ].]

4.       This Selection Notice is irrevocable.

5. Terms used in this Selection Notice which are not defined in this Selection Notice but are defined in the Agreement shall have the meaning given to those terms in the Agreement.

                                Yours faithfully

                      .....................................

                            authorised signatory for
                           [New Sunward Holding B.V.]

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

         (a)      in relation to a sterling Loan:

                  AB + C(B - D) + E x 0.01
                  ------------------------ per cent. per annum.
                        100 - (A + C)

         (b)      in relation to a Loan in any currency other than sterling:

                  E x 0.01
                  -------- per cent. per annum.
                    300

         Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

         C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

         E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per (pound)1,000,000.

5.       For the purposes of this Schedule:

         (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

         (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

         (a)      the jurisdiction of its Facility Office; and

         (b) any other information that the Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and if so requested by any Lender, notify to all Parties any amendments which are required by such Lender to be made to this Schedule in order to comply with any change in law or regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:      [Agent]

From:    [The Existing Lender] (the "Existing Lender") and [The New Lender]
(the "New Lender")

Dated:

          Cemex - $700,000,000 Term and Revolving Facilities Agreement
                     dated __________ 2005 (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.       We refer to Clause 23.5 (Procedure for transfer):

         (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the schedule to this certificate in accordance with Clause 23.5 (Procedure for transfer).

         (b)      The proposed Transfer Date is [ ].

         (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the schedule to this certificate.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5. We confirm that we have carried out and are satisfied with the results of all compliance checks we consider necessary in relation to our participation in the Facilities.

6.       This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
  [Facility Office address, email, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                   [New Lender]

        By:                                 By:


This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [o].

[Agent]

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:      [Agent]

From:    [Borrower]

Dated:

Dear Sirs

          Cemex - $700,000,000 Term and Revolving Facilities Agreement
                     dated __________ 2005 (the "Agreement")


1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.       We confirm that:

         (a) Pursuant to Clause 21.13 (Financial condition covenants) the financial condition of the Group as of [ ] evidenced by the consolidated financial statements for the financial year/first half/second half of the financial year then ended comply with the following conditions:

                  [___]

         (b) As at the date of this Certificate the following Subsidiaries of the Group fall within the definition of Material Subsidiaries as set out in Clause 1.1 (Definitions):

3.       We confirm that no Default is continuing.(1)



Signed:                         ........................................

                                Authorised Signatory of New Sunward Holding B.V.



---------------------------

(1) If a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                                   SCHEDULE 7

                     FORM OF LMA CONFIDENTIALITY UNDERTAKING

[Letterhead of Existing Bank]

To:

============================================
|                                             [insert name of Potential Lender]


============================================


Re:      The Facility

============================================
Borrower:

Date:

Amount:

Agent:

============================================


Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.       Confidentiality Undertaking

         (a) You undertake to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

         (b) to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

         (c)      to use the Confidential Information only for the Permitted
                  Purpose;

         (d) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and

         (e) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.       Permitted Disclosure

         We agree that you may disclose Confidential Information:

         (a) to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

         (b) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group;

         (c)      with the prior written consent of us and the Borrower.

3.       Notification of Required or Unauthorised Disclosure

         You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.       Return of Copies

         If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b)(3) above.

5.       Continuing Obligations

         The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.       No Representation; Consequences of Breach, etc.

         You acknowledge and agree that:

         (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

         (b) we [or our principal] or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.       No Waiver; Amendments, etc.

         This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.       Inside Information

         You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.       No Front Running

         (a) You agree that until primary syndication of the Facility has been completed and allocations released, you will not, and will procure that no other member of the Participation Group will:

                  (i)      undertake any Front Running;

                  (ii) enter into (or agree to enter into) any agreement with any bank, financial institution or other third party which to your knowledge may be approached to become a syndicate member, under which that bank, financial institution or other third party shares any risk or participates in any exposure of any Lender under the Facility; or

                  (iii) offer to make any payment or other compensation of any kind to any bank, financial institution or third party for its participation (direct or indirect) in the Facility.

         (b) Neither you nor any other member of the Participant Group has engaged in any Front Running:

                  (i) if you or any other member of the Participant Group engages in any Front Running before the close of primary syndication we may suffer loss or damage and your position in future financings with us and the Borrower may be prejudiced; and

                  (ii) if you or any other member of the Participant Group engages in any Front Running before the close of primary syndication we retain the right not to allocate to you a commitment under the Facility.

         For the purpose "Front Running" means the process of:

         (c) communicating with any bank, financial institution or third party which, to its knowledge, may be approached to become a syndicate member with a view of encouraging, or with the result that such bank or financial institution is encouraged, to await the secondary market in respect of participation in the Facility; and/or

         (d) actually making a price (generally or to a specific bank, financial institution or third party) in respect of a participation in the Facility.

10.      Nature of Undertakings

         The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,](4) the Borrower and each other member of the Group.

11.      Third Party Rights

         (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") is excluded.

         (b) Notwithstanding any provisions of this letter, any Relevant Person or any member of the Group may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

         (c) The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

12.      Governing Law and Jurisdiction

         (a) This letter (including the agreement constituted by your acknowledgement of its terms) is governed by English law.

         (b) The parties submit to the non-exclusive jurisdiction of the English courts.

13.      Definitions

         In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

         "Confidential Information" means any information relating to the Borrower, the Group, the Agreement and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

         "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

         "Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985; and

         "Permitted Purpose" means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully



....................................

For and on behalf of
[Existing Lender]


To:      [Existing Lender]

         The Borrower and each other member of the Group



We acknowledge and agree to the above:

....................................

For and on behalf of
[Potential New Lender]

                                   SCHEDULE 8

                                    TIMETABLE

                                                                    Loans in euro,        Loans in other
                                                                    dollars, yen or       currencies
                                                                    sterling
Agent notifies the Borrower if a currency is approved as an         -                     U-4
Optional Currency in accordance with Clause 4.3 (Conditions
relating to Optional Currencies)

Delivery of a duly completed Utilisation Request (Clause 5.1        U-3                   U-3
(Delivery of a Utilisation Request)) or a Selection Notice
(Clause 10.1 (Selection of Interest Periods))                       11.00am               11.00am

Agent determines (in relation to a Utilisation) the Base Currency   U-3                   U-3
Amount of the Loan, if required under paragraph (c) of Clause 5.4
(Lenders' participation) and notifies the Lenders of the Loan in    3.00pm                3.00pm
accordance with Clause 5.4 (Lenders' participation)

Agent receives a notification from a Lender under Clause 6.2        U-2                   U-2
(Unavailability of a currency)
                                                                    9.30am                9.30am

Agent gives notice in accordance with Clause 6.2 (Unavailability    U-2                   U-2
of a currency)
                                                                    10.30am               10.30am

LIBOR or EURIBOR is fixed                                           Quotation Day as of   Quotation Day as of
                                                                    11:00am New York      11:00am New York
                                                                    time in respect of    time in respect of
                                                                    LIBOR and as of       LIBOR
                                                                    11.00am New York
                                                                    time in respect of
                                                                    EURIBOR
"U"    =  date of utilisation
"U-X"  =  X Business Days prior to date of utilisation


                                   SCHEDULE 9

                            FORM OF ACCESSION LETTER

To:      [Agent ]

From:    [Borrower]

Dated:



Dear Sirs

          Cemex - $700,000,000 Term and Revolving Facilities Agreement
                     dated __________ 2005 (the "Agreement")

1. [Additional Guarantor] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement as an Additional Guarantor pursuant to Clause 24 (Changes to the Obligors) of the Facility Agreement. [Additional Guarantor] is a company duly incorporated under the laws and regulations of [name of relevant jurisdiction].

2.       [Additional Guarantor's] administrative details are as follows:

                  Address:

                  Fax No:

                  Attention:

3. This Accession Letter is governed by English law and is entered into by deed.



      Signed:............................    Signed:............................

      [Authorised Signatory of Additional    [Authorised Signatory of New
      Guarantor]                             Sunward Holding BV]

                                      [____]

                                   SCHEDULE 10

                                 PERMITTED LIENS

                               CEMEX, S.A. de C.V.
                                  LIEN SCHEDULE
                                AS OF 06/20/2005
                       (Figures in millions of US Dollars)

---------------------------------------- ------------------------------ ------------------------------------ -------------------
               Company                              Lender                       Lien Concept                           Balance
---------------------------------------- ------------------------------ ------------------------------------ -------------------
CEMEX, Inc.                              GE Capital (FKIT 279,280)      Equipment related with the credit                $0.748
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Kosmos Cement Company                    First Corp (FKIT 101649)       Equipment related with the credit                $0.014
---------------------------------------- ------------------------------ ------------------------------------ -------------------
CEMEX, Inc.                              Hampton                        Land related with the credit                     $0.230
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Mineral Resource Technologies, Inc.      Met-South, Inc.                Ash storage facility                             $0.158
---------------------------------------- ------------------------------ ------------------------------------ -------------------
                                                                                                                  TOTAL  $1.149
---------------------------------------- ------------------------------ ------------------------------------ -------------------


                                AS OF 03/31/2005
                       (Figures in millions of US Dollars)

---------------------------------------- ------------------------------ ------------------------------------ -------------------
               Company                              Lender                       Lien Concept                           Balance
---------------------------------------- ------------------------------ ------------------------------------ -------------------
CEMEX, Inc.                              GE Capital (FKIT 279,280)      Equipment related with the credit                $0.821
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Kosmos Cement Company                    First Corp (FKIT 101649)       Equipment related with the credit                $0.019
---------------------------------------- ------------------------------ ------------------------------------ -------------------
CEMEX, Inc.                              Hampton                        Land related with the credit                     $0.236
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Mineral Resource Technologies, Inc.      Met-South, Inc.                Ash storage facility                             $0.170
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex, S.A.                              Deutsche Bank                  Collateral                                      $12.000
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cementownia Rudniki S.A.                 SOCIETE GENERALE               Plant Equipment                                 $14.800
---------------------------------------- ------------------------------ ------------------------------------ -------------------
BETON PRET DE L'EST                      SOCIETE GENERALE               Equipment related with the credit                $0.154
---------------------------------------- ------------------------------ ------------------------------------ -------------------
A Beton Viacolor Terko Rt.               Raiffeisen Bank                Mortgage                                         $1.750
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Danubiusbeton Dunantul Kft.              Raiffeisen Bank                Mortgage                                         $1.500
---------------------------------------- ------------------------------ ------------------------------------ -------------------
4K Beton (Cemex) A/S, Denmark            Nordea Leasing; Denmark        Leased equipment                                 $1.421
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex, Latvia                            Disko Leasing GMBH             Truck finance lease                              $0.226
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Transbeton Lieferbeton                   Raiffeisen Bank                Equipment related with the credit                $0.510
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Transbeton Lieferbeton                   Raiffeisen Bank                Equipment related with the credit                $0.445
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Transbeton Lieferbeton                   Raiffeisen Bank                Equipment related with the credit                $0.320
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Betonring Sud                            Raiffeisen Bank                Equipment related with the credit                $0.582
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Transportbeton Hutten GmbH & Co. KG      Dresdner Bank AG               Land related with the credit                     $0.366
---------------------------------------- ------------------------------ ------------------------------------ -------------------
X. Buchenrieder GmbH & Co.
Transportbeton KG                        Raiffeisenbank                 Land related with the credit                     $1.200
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7724)         Kreissparkasse Schwarzenbek    Land related with the credit                     $0.313
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7725)         Kreissparkasse Schwarzenbek    Land related with the credit                     $0.117
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7725)         Landesbank Kiel                Land related with the credit                     $0.117
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7726)         Kreissparkasse Schwarzenbek    Land related with the credit                     $0.313
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7726)         Landesbank Kiel                Land related with the credit                     $0.313
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG (7727)         Kreissparkasse Schwarzenbek    Land related with the credit                     $0.210
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Quarzsandwerk Wellmersdorf GmbH & Co. KG Raiffeisenbank                 Land related with the credit                     $0.300
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Wunder Kies GmbH & Co. KG                LGS Sparkassen Leasing         Finance Lease for aggregates washing             $0.567
                                                                        unit
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Rudersdorfer Zement GmbH                 Rudersdorfer Logistik GmbH     Finance Lease for mixing facility                $0.257
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Betonforderung Nordwest                  Hanseatische Leasing           Finance Lease for concrete pump                  $0.267
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex Deutschland AG                     KGAL Asset Rental              Equipment related with the credit               $14.615
---------------------------------------- ------------------------------ ------------------------------------ -------------------
ROMBUS LEASING/RMC (UK)                  ING                            HP equipment finance                             $1.727
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex Co., KG                            ING                            Equipment related with the credit               $21.807
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex Co., KG                            ING                            Equipment related with the credit               $62.819
---------------------------------------- ------------------------------ ------------------------------------ -------------------
Cemex Co., KG                            Lloyds TSB                     Equipment related with the credit                $6.931
---------------------------------------- ------------------------------ ------------------------------------ -------------------
                                                                                                                 TOTAL $147.193
---------------------------------------- ------------------------------ ------------------------------------ -------------------


                                   SCHEDULE 11

                                   LITIGATION

         A description of material regulatory and legal matters affecting Cemex Parent or any of its Subsidiaries is provided below.

Tariffs

U.S. Anti-Dumping Sunset Reviews

         Under the U.S. anti-dumping and countervailing duty laws, the Commerce Department and the International Trade Commission, or ITC, are required to conduct "sunset reviews" of outstanding anti-dumping and countervailing duty orders and suspension agreements every five years. At the conclusion of these reviews, the Commerce Department is required to terminate the order or suspension agreement unless the agencies have found that termination is likely to lead to continuation or recurrence of dumping, or a subsidy in the case of countervailing duty orders, and material injury. Under special transition rules, the first sunset reviews commenced in August 1999 for cases involving gray Portland cement and clinker from Mexico and Venezuela (described below), which had orders and agreements issued before 1995, and were concluded by the Commerce Department in July 2000 and by the ITC in October 2000.

         In July 2000, the Commerce Department determined not to revoke the anti-dumping order on imports from Mexico. On October 5, 2000, the ITC found likelihood of injury to the U.S. industry and determined not to revoke this anti-dumping order. Thus, the order remains in place. On September 19, 2001, Cemex Parent filed a petition for a "changed circumstances" review. The ITC decided in December 2001 not to initiate such a review. Cemex Parent has appealed the ITC's decision in the "sunset review" and the "changed circumstances" review to NAFTA. In January 2005, a NAFTA Panel was formed to review the ITC's sunset review determination. On April 7, 2005, the NAFTA Panel heard oral arguments, but had not issued its determination as of the date of this annual report.

U.S. Anti-Dumping Rulings--Mexico

         Cemex Parent's exports of Mexican gray cement from Mexico to the United States are subject to an anti-dumping order that was imposed by the Commerce Department on August 30, 1990. Pursuant to this order, firms that import gray Portland cement from Cemex Parent's Mexican operations in the United States must make cash deposits with the U.S. Customs Service to guarantee the eventual payment of anti-dumping duties.

         Mexican importers' deposits are being liquidated in stages, as appeals are exhausted for each annual review period. When the final anti-dumping rate for any review period causes the amount due to exceed the amount that was deposited, the Mexican importers are required to pay the difference with interest. When the final anti-dumping rate for any review period is lower than the amount that was deposited, the U.S. Customs Service refunds the difference, with interest, to the Mexican importers.

         As of December 31, 2004, CEMEX Corp., as the parent company of Cemex Parent's U.S. subsidiaries that import Mexican cement into the United States, had accrued liabilities of U.S.$103.6 million, including accrued interest, for the difference between the amount of anti-dumping duties paid on imports and the latest findings by the Commerce Department in its administrative reviews.

         The Commerce Department has published its final dumping determinations for the first, second, third, fourth, fifth and seventh review periods. The Commerce Department's final results of its final determinations for the sixth, eighth, ninth, tenth, eleventh, twelfth and thirteenth review periods have also been published, but have been suspended pending review by NAFTA panels.

         On October 20, 2003, the NAFTA Extraordinary Challenge Committee upheld the NAFTA Panel reviewing the final results of the fifth administrative review, covering the period August 1, 1994 -- July 1, 1995. The NAFTA Panel upheld the Commerce Department's remand results which lowered the antidumping duty margin for imports during the fifth review period to 44.9% ad valorem. The Customs Service has completed liquidating entries of cement from Mexico made during the fifth review period.

         On November 25, 2003, the NAFTA Panel reviewing the final results of the seventh review period upheld the Commerce Department's remand results of the seventh review period. The remand results lowered the antidumping margin for imports made during the seventh review period to 37.3% ad valorem. The Customs Service has begun liquidating all entries of cement from Mexico made during the seventh review period.

         On September 16, 2003, the Commerce Department issued its final determination covering the twelfth review period, commencing on August 1, 2001 and ending on July 31, 2002. The Commerce Department determined that the antidumping margin was 80.75% ad valorem. The final results for the twelfth review period established a cash deposit rate for imports of gray Portland cement and cement clinker from Mexico made on or after September 16, 2003. The cash deposit rate was established at $52.41 per ton, which remained in effect until the final results of the thirteenth review period were published.

         The latest final determination by the Commerce Department covering the thirteenth review period, commencing on August 1, 2002 and ending on July 31, 2003, was issued on December 29, 2004. The Commerce Department determined that the antidumping margin was 54.97% ad valorem. The final results for the thirteenth review period set the cash deposit rate for imports of gray Portland cement and cement clinker from Mexico made on or after December 29, 2004. The cash deposit rate was set at $32.85 per ton, which will remain in effect until the final results of the fourteenth review period are published.

         The status of each period still under review or appeal is as follows:

           Period                        Cash Deposits                             Status
8/1/95-7/31/96                 61.85%                              37.49%   determined   by  the  Commerce
                               (effective 5/5/1997)                Department  upon  review.   Liquidation
                                                                   suspended pending NAFTA panel review.

8/1/97-7/31/98                 73.69%, 35.88% and 37.49%           45.98%   determined   by  the  Commerce
                               (effective 5/4/1998)                Department  upon  review.   Liquidation
                                                                   suspended pending NAFTA panel review.

8/1/98-7/31/99                 37.49%, 49.58%                      38.65%   determined   by  the  Commerce
                               (effective 3/17/1999)               Department  upon  review.   Liquidation
                                                                   suspended pending NAFTA panel review.

8/1/99-7/31/00                 49.58%, 45.98%                      50.98%   determined   by  the  Commerce
                               (effective 3/16/2000)               Department  upon  review.   Liquidation
                                                                   suspended   pending   appeal  to  NAFTA
                                                                   panel review.

8/1/00-7/31/01                 49.58%, 38.65%                      73.74%   determined   by  the  Commerce
                              (effective 5/14/2001)               Department  upon  review.   Liquidation
                                                                   suspended   pending   appeal  to  NAFTA
                                                                   panel review.

8/1/01-7/31/02                 38.65%, 50.98%                      80.75%   determined   by  the  Commerce
                               (effective 3/19/2002)               Department  upon  review.   Liquidation
                                                                   suspended   pending   appeal  to  NAFTA
                                                                   panel review.

8/1/02 - 7/31/03               50.98%, 73.74%                      54.97%   determined   by  the  Commerce
                               (effective 1/14/2003)               Department  upon  review.   Liquidation
                                                                   suspended   pending   appeal  to  NAFTA
                                                                   Panel.

8/1/03 - 7/31/04               73.74%, U.S.$52.41 per ton          Subject  to  review  by  the   Commerce
                               (effective 10/15/2003)              Department.

8/01/04 - to date              U.S.$52.41 per ton, U.S.$32.85      Subject  to  review  by  the   Commerce
                               per ton                             Department.
                               (effective 12/29/2004)

U.S. Anti-Dumping Rulings --Venezuela

         On May 21, 1991, U.S. producers of gray cement and clinker filed petitions with the Department of Commerce and the ITC claiming that imports of gray cement and clinker from Venezuela were subsidized by the Venezuelan government and were being dumped into the U.S. market. The producers asked the U.S. government to impose anti-dumping and countervailing duties on these imports. The Commerce Department initially found that CEMEX Venezuela had a dumping margin of 49.2%. Rather than proceeding with the final Commerce Department and ITC determinations, CEMEX Venezuela and the Commerce Department entered into an Anti-Dumping Suspension Agreement on February 11, 1992. Under the Anti-Dumping Suspension Agreement, CEMEX Venezuela agreed not to sell gray cement or clinker in the United States at a price less than the "foreign market value." On October 5, 2000, the ITC determined that terminating the Anti-Dumping Suspension Agreement involving imports from Venezuela would not likely lead to a continuation or recurrence of injury to the U.S. market, and voted to terminate such agreement. Consequently, on November 8, 2000, the Commerce Department issued a notice terminating the Anti-Dumping Suspension Agreement covering imports of cement from Venezuela. On July 28, 2003, the United States Court of International Trade, or CIT, upheld the Commerce Department's decision to terminate the Suspension Agreement. The U.S. cement industry appealed the decision of the Court of International Trade to the Court of Appeals for the Federal Circuit. On December 14, 2004, the Court of Appeals for the Federal Circuit upheld the CIT's decision affirming the Commerce Department's termination of the Suspension Agreement. Thus, all litigation involving the Venezuelan Suspension Agreement has been completed and imports of cement from Venezuela are free of all antidumping restrictions.

Anti-Dumping in Taiwan

         Five Taiwanese cement producers -- Asia Cement Corporation, Taiwan Cement Corporation, Lucky Cement Corporation, Hsing Ta Cement Corporation and China Rebar -- filed before the Tariff Commission under the Ministry of Finance
(MOF) of Taiwan an anti-dumping case involving imported gray Portland cement and clinker from the Philippines and Korea.

         In July 2001, the MOF informed the petitioners and the respondent producers in exporting countries that a formal investigation had been initiated. Among the respondents in the petition are APO, Rizal and Solid, indirect subsidiaries of CEMEX.

         In June 2002, the International Trade Commission under the Ministry of Economic Affairs (ITC-MOEA) notified respondent producers that its final injury investigation concluded that the imports from South Korea and the Philippines have caused material injury to the domestic industry in Taiwan.

         In July 2002, the MOF notified the respondent producers that a dumping duty would be imposed on Portland cement and clinker imports from the Philippines and South Korea commencing from July 19, 2002. The duty rate imposed on imports from APO, Rizal and Solid was 42%.

         In September 2002, APO, Rizal and Solid filed before the Taipei High Administrative Court an appeal in opposition to the anti-dumping duty imposed by the MOF. In August 2004, Cemex Parent received a copy of the decision of the Taipei Administrative High Court, which was adverse to its appeal. The decision has since become final.

Tax Matters

         As of December 31, 2004, Cemex Parent and some of its Mexican subsidiaries have been notified of several tax assessments determined by the Mexican tax office with respect to the tax years from 1992 through 1996 in a total amount of Ps3,638.6 million. The tax assessments are based primarily on:
(i) recalculations of the inflationary tax deduction, since the tax authorities claim that "Advance Payments to Suppliers" and "Guaranty Deposits" are not by their nature credits, (ii) disallowed restatement of tax loss carryforwards in the same period in which they occurred, (iii) disallowed determination of tax loss carryforwards, and (iv) disallowed amounts of business asset tax, commonly referred to as BAT, creditable against the controlling entity's income tax liability on the grounds that the creditable amount should be in proportion to the equity interest that the controlling entity has in its relevant controlled entities. Cemex Parent has filed an appeal for each of these tax claims before the Mexican federal tax court, and the appeals are pending resolution.

         As of December 31, 2004, the Philippine Bureau of Internal Revenue, or BIR, assessed APO and Solid, Cemex Parent's operating subsidiaries in Philippines, for deficiencies in the amount of income tax paid in prior tax years amounting to a total of approximately PhP3,069.1 million (approximately U.S.$54.8 million as of December 31, 2004, based on an exchange rate of PhP56.702 to U.S.$1.00, which was the Philippine Peso/Dollar exchange rate on December 31, 2004 as published by the Bangko Sentral ng Pilipinas, the central bank of the Republic of the Philippines). The tax assessments result primarily from: (i) the disallowance of APO's income tax holiday related income from 1998 to 2001; and (ii) deficiencies in national taxes paid by APO for the 1999 tax year and by Solid for the 2000 tax year. In the first case, Cemex Parent has contested the BIR's assessment with the Court of Tax Appeal, or CTA. In the second case, both APO and Solid continue to submit relevant evidence to the BIR to contest these assessments and intend to contest these assessments with the CTA in case the BIR issues a final collection letter. In addition, Solid's 1998 tax year and APO's 1997 and 1998 tax years are under preliminary review by the BIR for deficiency in the payment of taxes. As of the date of this annual report, the finalization of these assessments was held in abeyance by the BIR as APO and Solid continue to present evidence to dispute its findings. Cemex Parent believes that these assessments will not have a material adverse effect on it. However, an adverse resolution of these assessments could have a material adverse effect on the results of its operations in the Philippines.

Other Legal Proceedings

         In May 1999, several companies filed a civil liability suit in the civil court of the circuit of Ibague, Colombia, against two of Cemex Parent's Colombian subsidiaries, alleging that these subsidiaries were responsible for deterioration of the rice production capacity of the land of the plaintiffs caused by pollution from Cemex Parent's cement plants located in Ibague, Colombia. On January 13, 2004, CEMEX Colombia was notified of the judgment the court entered against CEMEX Colombia which awarded damages to the plaintiffs in the amount of CoP21,114 million (U.S.$9.09 million as of February 28, 2005, based on an exchange rate of CoP2,323.77 to U.S.$1.00, which was the Colombian Peso/Dollar exchange rate on February 28, 2005 as published by the Banco de la Republica de Colombia, the central bank of Colombia). On January 15, 2004 CEMEX Colombia, appealed the judgment. The appeal was admitted and the case was sent to the Tribunal Superior de Ibague, where CEMEX Colombia filed, on March 23, 2004, a statement of the arguments supporting its appeal. The case is currently under review by the appellate court. Cemex Parent expects this proceeding to continue for several years before final resolution.

         In March 2001, 42 transporters filed a civil liability suit in the civil court of Ibague, Colombia, against three of Cemex Parent's Colombian subsidiaries. The plaintiffs content that these subsidiaries are responsible for alleged damages caused by breach of raw material transportation contracts. The plaintiffs asked for relief in the amount of CoP127,242 million (U.S.$54.76 million as of February 28, 2005). This proceeding has reached the evidentiary stage. Typically, proceedings of this nature continue for several years before final resolution.

         As of December 31, 2004, CEMEX, Inc. had accrued liabilities specifically relating to environmental matters in the aggregate amount of U.S.$28.3 million. The environmental matters relate to (i) the disposal of various materials in accordance with past industry practice, which might be categorized as hazardous substances or wastes, and (ii) the cleanup of sites used or operated by CEMEX, Inc., including discontinued operations, in regard to the disposal of hazardous substances or wastes, either individually or jointly with other parties. Most of the proceedings are in the preliminary stage, and a final resolution might take several years. For purposes of recording the provision, CEMEX, Inc. considers that it is probable that a liability has been incurred and the amount of the liability is reasonably estimable, whether or not claims have been asserted, and without giving effect to any possible future recoveries. Based on information developed to date, CEMEX, Inc. does not believe it will be required to spend significant sums on these matters in excess of the amounts previously recorded. Until all environmental studies, investigations, remediation work, and negotiations with or litigation against potential sources of recovery have been completed, the ultimate cost that might be incurred to resolve these environmental issues cannot be assured.

         In March 2003, a lawsuit was filed in the Indonesian province of West Sumatra in the Padang District Court against (i) Gresik, an Indonesian cement producer in which Cemex Parent indirectly owns a 25.5% interest through CAH and the Republic of Indonesia owns a 51% interest, (ii) Semen Padang, a 99.9%-owned subsidiary of Gresik that owns and operates Gresik's Padang cement plant, and
(iii) several Indonesian government agencies. The lawsuit, which was filed by a foundation purporting to act in the interest of the people of West Sumatra, challenged the validity of the sale of Semen Padang by the Indonesian government to Gresik in 1995 on the grounds that the Indonesian government did not obtain the necessary approvals for such sale. On May 9, 2003, the Padang District Court issued an interim decision suspending Gresik's rights as a shareholder in Semen Padang on the grounds that ownership of Semen Padang was an issue in dispute. On March 31, 2004, the Padang District Court announced its final decision in favor of the foundation. On April 12, 2004, Gresik filed an appeal of this decision with the Padang District Court, which will in turn forward the appeal to the High Court of the West Sumatra province.

         In addition to the case outlined in the preceding paragraph, there are two other formal legal proceedings relating to the change of management at PT Semen Padang in May 2003. In one case, filed by the Employees' Cooperative of PT Semen Padang, the District Court of Padang ruled that the replacement of management at PT Semen Padang was legally valid. An appeal of that decision by the former management is currently pending before the High Court for West Sumatra. In the other proceeding, certain members of the former management of PT Semen Padang have filed a request for consideration with the Supreme Court in regard to its decision in March 2003 to permit the general meeting of shareholders of PT Semen Padang which led to the replacement of the former management. This request is still pending.

         After the failure of several attempts to reach a negotiated or mediated solution to these problems involving Gresik, on December 10, 2003, CAH filed a request for arbitration against the Republic of Indonesia and the Indonesian government before the International Centre for Settlement of Investment Disputes, or ICSID, based in Washington D.C. CAH is seeking, among other things, rescission of the purchase agreement entered into with the Republic of Indonesia in 1998, plus repayment of all costs and expenses, and compensatory damages. ICSID has accepted and registered CAH's request for arbitration and issued a formal notice of registration on January 27, 2004. On May 10, 2004, an Arbitral Tribunal was established to hear the dispute. The Indonesian government has objected to the Tribunal's jurisdiction over the claims asserted in CAH's request for arbitration, and a hearing to resolve these jurisdictional objections is expected to take place during 2005. Cemex Parent cannot predict what effect, if any, this action will have on its investment in Gresik, how the Tribunal will rule on the Indonesian government's jurisdictional objections or the merits of the dispute, or the time-frame in which the Tribunal will rule.

         During 2004, four lawsuits filed in protection of the public interest, which include a subsidiary of CEMEX Colombia as a codefendant, were filed; the first was filed on April 14 and the last was filed on December 16. The plaintiffs argue that the use of a base material sold by the ready-mix industry resulted in premature distress of the roads built for the mass public transportation system of Bogota. The lawsuits allege that the base material supplied by CEMEX Colombia and the other suppliers failed to meet technical standards offered by the producers (quality deficiencies) and/or that they provided insufficient or inaccurate information in connection with the product. The four lawsuits seek the repair of the road in a manner which guarantees its service during the 20-year period for which it was originally designed. However, the lawsuits do not estimate the alleged damages, in this case, cost of repairs. CEMEX Colombia has vigorously defended itself and will continue to do so. One of the lawsuits was dismissed based on arguments presented to the court by CEMEX Colombia; each of the others is in the initial stage of proceedings. CEMEX Colombia has timely contested each of the lawsuits of which have been notified. At this early stage it is not possible to estimate the potential damages or the portion thereof which could be borne by CEMEX Colombia. Typically, proceedings of this nature continue for several years before final resolution.

         An administrative case is pending with the Philippine Department of Trade and Industry ("DTI") against Solid Cement Corporation ("Solid") for alleged violation of consumer product and quality safety standards. In August 12, 2004, and prior to the trial of the main case, the Philippine Department of Trade and Industry ("DTI") issued a Preliminary Order (hereinafter referred to as the "CDO") enjoining Solid from selling, distributing, delivering and disposing of Island Cement or any brand manufactured by the Solid Cement plant in Antipolo, Rizal, in bulk and in bags, to customers, dealers, and distributors, including but not limited to, batching plants and hardware outlets/stores. It must be emphasized that said CDO is preliminary in nature and was issued by the DTI without a finding of any violation on the part of Solid. Solid has contested the propriety of the issuance of the CDO. Subsequently, the DTI ordered the conduct of a factory/product audit of Solid's plant in Antipolo, Rizal. Several samples of Island Cement were taken by the DTI Audit Group and were sent to a third party laboratory for testing. Soon after the complete results of the tests came out which confirmed the fact that Island Cement indeed complies with the standards set by the DTI, the DTI lifted the CDO. The main case is still pending trial with the Office of Legal Affairs of the DTI, with the prosecution presenting its evidence-in-chief. Notably, despite the allegations hurled against Solid regarding the quality of its Island Cement, no judicial action has yet been filed against Solid to date.

         In the ordinary course of their business, Cemex Parent and its Subsidiaries are party to various legal proceedings. Other than as disclosed herein, Cemex Parent and its Subsidiaries are not currently involved in any litigation or arbitration proceedings, including any such proceedings which are pending, which they believe will have, or have had, a material adverse effect on them, nor, so far as they are aware, are any proceedings of that kind threatened.

                                   SCHEDULE 12

                              MATERIAL SUBSIDIARIES

                            NEW SUNWARD HOLDING B.V.
                              MATERIAL SUBSIDIARIES
                              As of March 31, 2005


Cemex Espana, S.A.
Cemex Caracas Investments B.V.
Cemex Caracas II Investments B.V.
Cemex Venezuela, S.A.C.A.
Cemex American Holdings B.V.
Cemex Holdings Inc.
Cemex Corp.
Cemex, Inc.
Cemex Cement, Inc.
Sunbelt Cement Holdings Inc.
Cemex Concrete Holdings LLC
Cemex Construction Materials, L.P.
Sunbelt Investments, Inc.

                                   SCHEDULE 13

                                PROMISSORY NOTES

                                     Part I
                             FORM OF FACILITY A NOTE

                                 PROMISSORY NOTE

[US$/(pound)/EUR/JPY]

For value received, the undersigned, NEW SUNWARD HOLDING B.V. (the "Borrower"), by this Promissory Note unconditionally promises to pay to the order of ________________, the principal sum of [US$]/[euro]/[insert currency]*
__________________ (__________________________, [currency of the United States of America,]/[currency of a member state of the European Union adopted in accordance with the legislation relating to the Economic and Monetary Union]/[other - please describe]* ___/100) on _____________ _____, 20__, (the
"Termination Date"), provided that if such day is not a Business Day, the Termination Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the Termination Date shall be the immediately preceding Business Day.

The Borrower further promises to pay interest on the principal amount outstanding hereunder for each day during each Interest Period (as hereinafter defined) at a rate per annum equal to the Screen Rate (as hereinafter defined) for such Interest Period plus [o] [o per cent.)]. Interest shall be payable on the Termination Date.

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due, payable on demand, at a rate per annum equal to the Screen Rate then in effect plus [o]% (o per cent.) plus o% (o per cent.).

All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed in the period for which any such interest is payable (including the first day but excluding the last day).

All payments to be made on or in respect of this Promissory Note shall be made not later than 10:00 a.m., London time, to the account number __________, ABA number _____________, Ref.:_______________ in __________________, maintained by the Agent (as hereinafter defined), in [Dollars]/[euro]/[insert currency]* and in immediately available funds.

---------------------------

* Please delete as appropriate



All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (as hereinafter defined) ("Taxes"). If any Taxes are required to be deducted or withheld from any amounts payable hereunder, the amounts so payable to the holder hereof shall be increased to the extent necessary so that the holder hereof receives all the amount it would have received had no such deduction or withholding been made.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).

For purposes of this Note, the following terms shall have the following meanings:

"Agent" means Citibank, N.A.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam and New York, and:

(a) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) London and the principal financial centre of the country of that currency; or

(b) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

"Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

"Interest Payment Date" means the last day of each Interest Period.

"Interest Period" shall mean, the period commencing on the execution date of this Promissory Note and ending [one] [two] [three] [six] months thereafter and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending [one] [two] [three] [six] months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period shall extend beyond the Termination Date; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Reference Banks" means the principal London offices of Citibank, N.A., BNP Paribas and Banco Bilbao Vizcaya Argentaria, S.A..

"Screen Rate" means:

(a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

["TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.]**

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of England.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, in the competent courts of England. The undersigned waive the jurisdiction of any other courts that may correspond for any other reason.

The undersigned hereby waive diligence, presentment, protest or notice of total or partial non- payment or dishonour with respect to this Promissory Note.

This Promissory Note consists of ____ pages.



        __________ [PLACE OF EXECUTION] ___________________ ______, 2005.



                                   NEW SUNWARD HOLDING B.V.

                                   ---------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   GUARANTORS

                                   CEMEX, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   CEMEX MEXICO, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact


--------------------------

** Please delete if the Promissory note is not in euro.

                                     Part II

                             FORM OF FACILITY B NOTE

                                 PROMISSORY NOTE

[US$/EUR/(pound)/JPY]

For value received, the undersigned, NEW SUNWARD HOLDING B.V. (the "Borrower"), by this Promissory Note unconditionally promises to pay to the order of ________________, the principal sum of [US$]/[euro]/[insert currency]*
__________________ (__________________________, [currency of the United States of America,]/[currency of a member state of the European Union adopted in accordance with the legislation relating to the Economic and Monetary Union]/[other - please describe]*___/100) on _____________ _____, 20__, (the
"Termination Date"), provided that if such day is not a Business Day, the Termination Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case the Termination Date shall be the immediately preceding Business Day.

The Lender is authorized to record the date, type, amount and currency of each Loan made by the Lender pursuant to the US$700,000,000 Facility Agreement dated [o] June 2005, the date and amount of each repayment of principal hereof, and the date and currency of each interest rate conversion and each continuation pursuant to the Facility Agreement and the principal amount subject thereto, the interest rate and interest period with respect thereto on the schedule annexed hereto and made a part hereof or on any other record customarily maintained by the Lender with respect to this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided however that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Facility Agreement.

The Borrower further promises to pay interest on the principal amount outstanding hereunder for each day during each Interest Period (as hereinafter defined) at a rate per annum equal to the Screen Rate (as hereinafter defined) for such Interest Period plus [o%] [(o per cent.)]. Interest shall be payable on each Interest Payment Date (as hereinafter defined).

The Borrower also promises to pay, to the fullest extent permitted by applicable law, default interest on any amount payable hereunder that is not paid when due, payable on demand, at a rate per annum equal to the Screen Rate then in effect plus [o]% [(o per cent.)] plus 2.00% (o per cent.).

All payments to be made on or in respect of this Promissory Note shall be made not later than 10:00 a.m., London time, to the account number __________, ABA number _____________, Ref.:_______________ in __________________, maintained by the Agent (as hereinafter defined), in [Dollars]/[euro]/[insert currency]* and in immediately available funds.

---------------------------

* Please delete as appropriate

* Please delete as appropriate.



All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (as hereinafter defined) ("Taxes"). If any Taxes are required to be deducted or withheld from any amounts payable hereunder, the amounts so payable to the holder hereof shall be increased to the extent necessary so that the holder hereof receives all the amount it would have received had no such deduction or withholding been made.

The undersigned agree to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).

For purposes of this Note, the following terms shall have the following meanings:

"Agent" means Citibank, N.A.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam and New York, and:

(a) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) London and the principal financial centre of the country of that currency; or

(b) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

"Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

"Interest Payment Date" means the last day of each Interest Period.

"Interest Period" shall mean, the period commencing on the execution date of this Promissory Note and ending [one] [two] [three] [six] months thereafter and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending [one] [two] [three] [six] months thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such extension would carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period shall extend beyond the Termination Date; and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Reference Banks" means the principal London offices of Citibank, N.A., BNP Paribas and Banco Bilbao Vizcaya Argentaria, S.A..

"Screen Rate" means:

(a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

["TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.]**

This Promissory Note shall in all respects be governed by, and construed in accordance with, the laws of England.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought, in the competent courts of England. The undersigned waive the jurisdiction of any other courts that may correspond for any other reason.

The undersigned hereby waive diligence, presentment, protest or notice of total or partial non-payment or dishonour with respect to this Promissory Note.

This Promissory Note consists of ____ pages.



        __________ [PLACE OF EXECUTION] ___________________ ______, 2005.



                                   NEW SUNWARD HOLDING B.V.

                                   ---------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   GUARANTORS

                                   CEMEX, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   CEMEX MEXICO, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact



                                   EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

                                   ----------------------------------------
                                   By:
                                       ----------------------
                                   Title:  Attorney-in-Fact


---------------------------

** Please delete if the Promissory note is not in euro.

                                SCHEDULE TO NOTE

                         LOANS AND PAYMENTS OF PRINCIPAL

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------
    Date      Amount of   Currency of   Type of     Interest    Interest     Termination    Principal    Principal    Notation
                Loan          Loan      Loan(2)       Rate       Period         Date        Paid or       Balance     Made By
                                                                                            Converted
------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------

------------ ------------ ------------ ----------- ----------- ----------- ------------- -------------- ----------- ------------



---------------------------

(2) The type of Loan may be represented by "L" for LIBOR Loans, "E" for Euribor Loans.

                                   SIGNATURES

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

NEW SUNWARD HOLDING B.V.

Address:     Amsteldijk 166
             1079LH Amsterdam
             The Netherlands

Fax:         (31) 20 644-4095
Attention:   Managing Director(s)

as Borrower

By:  /s/ Hector Vela

Name:  Hector Vela

Title:  Attorney-in-fact

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CEMEX, S.A. DE C.V.

Address:     Ave. Ricardo Margain Zozaya # 325
             Col. Valle del Campestre
             San Pedro Garza Garcia, N.L.
             Mexico 66265

Fax:         (52 81) 8888-4415
Attention:   Humberto Lozano

as Original Guarantor


By:  /s/ Hector Vela

Name:  Hector Vela

Title:  Attorney-in-fact

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CEMEX MEXICO, S.A. DE C.V.

Address:     Ave. Ricardo Margain Zozaya # 325
             Col. Valle del Campestre
             San Pedro Garza Garcia, N.L.
             Mexico 66265

Fax:         (52 81) 8888-4415
Attention:   Humberto Lozano

as Original Guarantor


By:  /s/ Hector Vela

Name:  Hector Vela

Title:  Attorney-in-fact

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.

Address:     Ave. Ricardo Margain Zozaya # 325
             Col. Valle del Campestre
             San Pedro Garza Garcia, N.L.
             Mexico 66265

Fax:         (52 81) 8888-4415
Attention:   Humberto Lozano

as Original Guarantor

By:  /s/ Hector Vela

Name:  Hector Vela

Title:  Attorney-in-fact

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CITIBANK, N.A.

Address:     399 Park Avenue
             New York
             NY 10043

Fax:
Attention:   Medium Term Finance / Agency

as Agent

By:  /s/ Mario Espinosa

Name:  Mario Espinosa

Title:  Vice President

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CITIGROUP GLOBAL MARKETS, INC.

Address:     390 Greenwich Street, First Floor
             New York
             NY 10013

Fax:         +(212) 723-8543/8541

as Arranger

By:  /s/ Mario Espinosa

Name:  Mario Espinosa

Title:  Managing Director

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

Address:     Alcala 16, 4a p
             28014 Madrid

Fax:         + (3491) 537-0624

as Arranger

By:  /s/ Jose Maria Sagardoy

Name:  Jose Maria Sagardoy

Title:  Director


By:  /s/ Luis Martinez Nussio

Name:  Luis Martinez Nussio

Title:  Director de Relacion

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BNP PARIBAS

Address:     10 Harewood Avenue
             London NW1 6AA

Fax:         + 44 (20) 7595-6597

as Arranger

By:  /s/ Illegible

Name:  Illegible

Title:  Illegible

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANCO BILBOA VIZCAYA ARGENTARIA, S.A.

as Original Lender

By:  /s/ Jose Maria Sagardoy

Name:  Jose Maria Sagardoy

Title: Director


By:  /s/ Luis Martinez Nussio

Name:  Luis Martinez Nussio

Title: Director de Relacion

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BNP PARIBAS

as Original Lender

By:  /s/ Illegible

Name:  Illegible

Title: Illegible

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CITIBANK, N.A. NASSAU BAHAMAS BRANCH

as Original Lender

By:  /s/ Leslie Munroe

Name:  Leslie Munroe

Title: Attorney-in-fact

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

CALYON SUCURSAL EN ESPANA

as Original Lender

By:  /s/ Ramon Fernandez

Name:  Ramon Fernandez

Title: Executive Director


By:  /s/ Javier Alvarez-Rendueles

Name:  Javier Alvarez-Rendueles

Title: Executive Director

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

ING BANK N.V.

as Original Lender

By:  /s/ A.C. Zulia

Name:  A.C. Zulia

Title:  Senior Manager Transaction Processing


By:  /s/ A.A. Felipa Ventura

Name:  A.A. Felipa Ventura

Title: Manager Credit-Administration

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

JPMORGAN CHASE BANK

as Original Lender

By:  /s/ Linda Meyer

Name:   Linda Meyer

Title:  Vice President

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

LLOYDS TSB BANK PLC

as Original Lender

By:  /s/ Chris Spedding

Name:   Chris Spedding

Title:  Corporate Manger

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

MIZUHO CORPORATE BANK, LTD

as Original Lender

By:  /s/ Tsukasa Takasawa

Name:   Tsukasa Takasawa

Title:  Senior Vice President

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANCO SANTANDER CENTRAL HISPANO S.A.

as Original Lender

By:  /s/ Simon Ergas Testa

Name:   Simon Ergas Testa

Title:  Director


By:  /s/ Jose Luis Munoz Cintron

Name:   Jose Luis Munoz Cintron

Title:  Vice President

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

THE ROYAL BANK OF SCOTLAND PLC

as Original Lender

By:  /s/ Inaki Basterreche

Name:   Inaki Basterreche

Title:  Senior Director


By:  /s/ Carmen Alto

Name:   Carmen Alto

Title:  Head of CIB Iberia

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION

as Original Lender

By:  /s/ Kathleen H. Reedy

Name:   Kathleen H. Reedy

Title:  Managing Director

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

THE BANK OF TOKYO-MITSUBISHI, LTD

as Original Lender

By:  /s/ Pamela D. Price

Name:   Pamela D. Price

Title:  Vice President and Manager

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

FORTIS BANK S.A./N.V.

as Original Lender

By:  /s/ Hans DE LANGHE

Name:   Hans DE LANGHE

Title:  Corporate Credit Support Manager


By:  /s/ Herman Sonck

Name:   Herman Sonck

Title:  Senior Credit Manager

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANCO DE SABADELL, S.A.

as Original Lender

By:  /s/ Jose Carlos Hernandez Bertomeu

Name:   Jose Carlos Hernandez Bertomeu

Title:  Director



By:  /s/ Manuel Perez-Pedrero Diaz

Name:   Manuel Perez-Pedrero Diaz

Title:  Director

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANK OF AMERICA, N.A.

as Original Lender

By:  /s/ John Donnelly

Name:   John Donnelly

Title:  Managing Director

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

as Original Lender

By:  /s/ Paul Costello

Name:   Paul Costello

Title:  Deputy Manager


By:  /s/ Maurice Healy

Name:   Maurice Healy

Title:  Senior Manager

THIS IS A SIGNATURE PAGE TO THE US$700,000,000 FACILITIES AGREEMENT, DATED AS OF 27 JUNE 2005.

BANCO ITAU EUROPA, S.A. SUCURSAL FINANCEIRA EXTERIOR

as Original Lender

By:  /s/ Jose Francisco Claro

Name:   Jose Francisco Claro

Title:  Chief Operating Officer


By:  /s/ Alejandra Vicoso

Name:   Alejandra Vicoso

Title:  Director